ArrowMark Financial Corp. 8-K

Exhibit 1.1

ARROWMARK FINANCIAL CORP.

2,604,156 Shares of Common Stock
Issuable Upon Exercise of Transferable Rights
to Subscribe for Such Shares

DEALER MANAGER AGREEMENT

New York, New York
January 22, 2026

UBS Securities LLC
11 Madison Avenue
New York, NY 10010

Ladies and Gentlemen:

Each of ArrowMark Financial Corp., a Delaware corporation (the “Fund”), and ArrowMark Asset Management, LLC, a Delaware limited liability company (the “Adviser”), hereby confirms the agreement with and appointment of UBS Securities LLC to act as dealer manager (the “Dealer Manager”) in connection with the issuance by the Fund to the holders of record (the “Record Date Shareholders”) at the close of business on the record date set forth in the Prospectus (as defined herein) (the “Record Date”) transferable rights entitling such Record Date Shareholders to subscribe for up to 2,604,156 shares (each, a “Share” and, collectively, the “Shares”) of common stock, par value $0.001 per share (the “Common Shares”), of the Fund (the “Offer”). Pursuant to the terms of the Offer, the Fund is issuing each Record Date Shareholder one (1) transferable right (each, a “Right” and, collectively, the “Rights”) for each Common Share held by such Record Date Shareholder on the Record Date. Such Rights entitle their holders to acquire during the subscription period set forth in the Prospectus, at the price set forth in such Prospectus (the “Subscription Price”), one (1) Share for each three (3) Rights exercised (except that any Record Date Shareholder who owns fewer than three (3) Common Shares as of the Record Date will be able to subscribe for one full Share pursuant to the primary subscription), on the terms and conditions set forth in such Prospectus. No fractional shares will be issued. Any Record Date Shareholder who fully exercises all Rights initially issued to such Record Date Shareholder (other than those Rights that cannot be exercised because they represent the right to acquire less than one Share) will be entitled to subscribe for, subject to certain limitations and subject to allocation, additional Shares (the “Over-Subscription Privilege”), on the terms and conditions set forth in the Prospectus. The Rights are transferable and are expected to be admitted for trading on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “BANXR.”

The Fund has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File Nos. 333-281004 and 811-22853), including a related prospectus and Statement of Additional Information, under the Investment Company Act of 1940, as amended (the “Investment Company Act”), the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission under the Investment Company Act (the “Investment Company Act Rules and Regulations”) and the rules and regulations of the Commission under the Securities Act (the “Securities Act Rules and Regulations” and, together with the Investment Company Act Rules and Regulations, the “Rules and Regulations”), and has filed such amendments to such registration statement on Form N-2, if any, as may have been required to the date hereof. The registration statement was initially declared effective by the Commission on February 18, 2025. If any prospectus contained in the registration statement omits certain information at the time of effectiveness pursuant to Rule 430B of the Securities Act Rules and Regulations, a final prospectus containing such omitted information will promptly be filed by the Fund with the Commission in accordance with Rule 424(b) of the Rules and Regulations. The term “Registration Statement” means the registration statement, allowing for delayed offerings pursuant to Rule 415 of the Securities Act Rules and Regulations, at the time it becomes or became effective, including financial statements and all exhibits and all documents, if any, incorporated therein by reference, and any information deemed to be included by Rule 430B of the Securities Act Rules and Regulations. Except where the context otherwise requires, “Base Prospectus,” as used herein, means the prospectus dated February 18, 2025 (including the statement of additional information and all documents incorporated therein by reference) included in the Registration Statement. Except where the context otherwise requires, “Prospectus,” as used herein, means the Base Prospectus and the prospectus supplement (including the statement of additional information and all other documents and incorporated therein by reference) as filed by the Fund with the Commission in accordance with Rule 424(b) of the Rules and Regulations.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations (“Rule 405”)) relating to the Shares that is (i) required to be filed with the Commission by the Fund, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Rights, the Shares or the Offer that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Fund’s records pursuant to Rule 433(g).

“Sales Materials” means those advertising materials, sales literature or other promotional materials or documents, if any, constituting an advertisement pursuant to Rule 482 under the Securities Act authorized or prepared by the Fund or authorized or prepared on behalf of the Fund by the Adviser or any representative thereof for use in connection with the Offer, as specified in Exhibit E hereto.

The Prospectus, any Issuer Free Writing Prospectus, any Sales Material and any letters to owners of Common Shares of the Fund, subscription certificates and other forms used to exercise rights, brochures, wrappers, any letters from the Fund to securities dealers, commercial banks and other nominees and any newspaper announcements, press releases and other offering materials and information that the Fund may use, approve, prepare or authorize for use in connection with the Offer are collectively referred to hereinafter as the “Offering Materials.”

1.	Representations and Warranties.

(a)	The Fund and the Adviser jointly and severally represent and warrant to, and agree with, the Dealer Manager as of the date hereof, as of the date of the commencement of the Offer (such date being hereinafter referred to as the “Representation Date”) and as of the Expiration Date (as defined below) that:

(i)	The Fund meets the requirements for use of Form N-2 under the Securities Act and the Investment Company Act and the Rules and Regulations. The Registration Statement became effective on February 18, 2025. At the time the Registration Statement became effective, the Registration Statement contained all statements required to be stated therein in accordance with, and complied with the requirements of the Securities Act, the Investment Company Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. From the time the Registration Statement became effective through the expiration date of the Offer set forth in the Prospectus, as it may be extended as provided in the Prospectus (the “Expiration Date”), the Offering Materials will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Offering Materials made in reliance upon and in conformity with information relating to the Dealer Manager furnished to the Fund or the Adviser on behalf of the Fund in writing by the Dealer Manager expressly for use in the Registration Statement or Offering Materials.

(ii)	Each Issuer Free Writing Prospectus complies in all material respects with the Securities Act, including the requirements of Rule 433, and the Investment Company Act and has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Prospectus.

(iii)	Other than the Registration Statement and the Prospectus, the Fund (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the documents listed on Exhibit F hereto, each electronic road show and any other written communications approved in writing in advance by the Dealer Manager or (ii) the Sales Material listed on Exhibit E hereto.

(iv)	The Fund (A) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, (B) has full power and authority to own, lease and operate its properties and conduct its business and other activities conducted by it as described in the Registration Statement and the Prospectus, (C) owns, possesses or has obtained and currently maintains all necessary licenses, permits, consents, orders, approvals and other authorizations (collectively, the “Licenses and Permits”), whether foreign or domestic, necessary to carry on its business as contemplated in the Prospectus, (D) has made all necessary filings required under any federal, state, local or foreign law, regulation or rule and (E) is duly licensed and qualified to do business and is in good standing in each jurisdiction where it owns or leases real property or in which the conduct of its business requires such qualification.

(v)	Each of the subsidiaries are set forth in Schedule I hereto (each a “Subsidiary”) and each Subsidiary has been duly formed under the laws of, is licensed or qualified to do business, and is in good standing in, each jurisdiction listed respectively on Schedule I. Each Subsidiary is duly licensed and qualified to do business and is in good standing in each jurisdiction where it owns or leases real property or in which the conduct of its business requires such qualification. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and the outstanding capital stock of each Subsidiary owned by the Fund, directly or through subsidiaries, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The Subsidiaries of the Fund do not have employees or employ personnel. For the avoidance of doubt, the proceeds of the Offer described in the Registration Statement and the Prospectus shall be subject to any lien, charge or encumbrance imposed under the terms and provisions of the Credit Agreement (as defined below).

(vi)	The Fund is duly registered with the Commission under the Investment Company Act as a non-diversified, closed-end management investment company, no order of suspension or revocation of such registration has been issued or proceedings therefor initiated, to the knowledge of the Fund or the Adviser, or threatened by the Commission; subject to the filing of the Prospectus pursuant to Rule 424(b) of the Rules and Regulations and the filing of a post-effective amendment to the Registration Statement pursuant to Rule 462(d) of the Rules and Regulations, if not already filed, all required action has been taken by the Fund under the Securities Act and the Investment Company Act to make the Offer and to consummate the issuance of the Rights and the issuance and sale of the Shares by the Fund upon exercise of the Rights, and the provisions of the Fund’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and the Fund’s By-Laws (“By-Laws”) comply with the requirements of the Investment Company Act and the Investment Company Act Rules and Regulations.

(vii)	Tait, Weller & Baker LLP who have certified certain financial statements of the Fund and delivered their report with respect to the audited financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Fund within the meaning of the Investment Company Act, the Securities Act, the Rules and Regulations, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder and by the rules of the Public Company Accounting Oversight Board.

(viii)	The financial statements of the Fund, together with the related notes and schedules thereto, set forth or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial condition of the Fund as of the dates or for the periods indicated in conformity with U.S. generally accepted accounting principles applied on a consistent basis and complies with all applicable accounting requirements under the Securities Act and the Investment Company Act; and the information set forth in the Prospectus under the headings “Summary of Fund Expenses” and “Financial Highlights” presents fairly in all material respects the information stated therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act or the Investment Company Act. The statements in the Prospectus under the heading “Certain U.S. Federal Income Tax Consequences,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(ix)	The documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, as the case may be, complied with the requirements of the Securities Act or the Exchange Act, as applicable, and the Investment Company Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Investment Company Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(x)	The Fund has an authorized and outstanding capitalization as set forth in the Prospectus (subject to the issuance of any Shares pursuant to the Dividend Reinvestment Plan (as defined below) after the date of such Prospectus); the Common Shares issued and outstanding prior to the date of this Agreement have been duly authorized and are validly issued, fully paid and nonassessable and conform in all material respects to the description thereof in the Prospectus under the heading “Description of Securities”; the Rights have been duly authorized by all requisite action on the part of the Fund for issuance pursuant to the Offer; the certificates, if any, for the Shares are in due and proper form; the Shares have been duly authorized by all requisite action on the part of the Fund for issuance and sale pursuant to the terms of the Offer and, when issued and delivered by the Fund pursuant to the terms of the Offer against payment of the consideration set forth in the Prospectus, will be validly issued, fully paid and nonassessable; the Shares and the Rights conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the other Offering Materials; and the issuance of each of the Rights and the Shares has been done in compliance with all applicable federal and state securities laws. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Fund under the Securities Act pursuant to this Agreement. There are no persons with tag along rights or other similar rights to have any securities included in the transaction contemplated by this Agreement.

(xi)	No person is entitled to any preemptive or other similar rights or has registration rights with respect to the issuance of each of the Rights and the Shares.

(xii)	Except as set forth in the Prospectus, as supplemented, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, as supplemented, (A) neither the Fund nor any of its Subsidiaries have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, other than in the ordinary course of business or incident to its organization, (B) there has not been any material change in the Common Shares or long-term debt of the Fund or any of its Subsidiaries, or any event that resulted in an adverse effect on the condition (financial or otherwise), business prospects, earnings, business, operations or properties of the Fund or any of its Subsidiaries, whether or not arising from transactions in the ordinary course of business of the Fund or any of its Subsidiaries, (C) there has been no dividend or distribution declared or paid in respect of the capital stock of the Fund or any of its Subsidiaries (other than distributions declared and paid in the ordinary course), and (D) neither the Fund nor any of its Subsidiaries have incurred any long-term debt.

(xiii)	Each of this agreement (the “Agreement”); the Subscription Agent Agreement entered into as of January 22, 2026 between the Fund and Equiniti Trust Company, LLC as Subscription Agent (the “Subscription Agent Agent”); the Information Agent Agreement entered into as of January 22, 2026 between the Fund and EQ Fund Solutions, LLC as Information Agent (the “Information Agent Agent”); the Management Agreement (the “Management Agreement”) dated as of February 12, 2020 between the Fund and the Adviser; the Fund Administration and Accounting Agreement (the “Administration Agreement”) dated as of October 1, 2013 between the Fund and The Bank of New York Mellon; the Custody Agreement (the “Custody Agreement”) dated as of November 5, 2013, between the Fund and The Bank of New York Mellon; the Transfer Agency and Service Agreement (the “Transfer Agent Agreement”) dated as of September 9, 2013, between the Fund and Computershare Trust Company, N.A. and Computershare Inc.; the Amended and Restated Credit Agreement, dated as of May 27, 2022, as amended March 19, 2025, among the Fund, certain of its subsidiaries, the lenders party thereto and Texas Capital Bank (the “Credit Agreement”); and the Dividend Reinvestment Plan of the Fund (the “Dividend Reinvestment Plan”) (collectively, all the foregoing are referred to herein as the “Fund Agreements”), has been duly authorized, executed and delivered by the Fund; each of the Fund Agreements complies with all applicable provisions of the Investment Company Act, the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations under such Acts, except that the Fund and the Adviser make no representation as to the eligibility under the Investment Company Act of The Bank of New York Mellon to act as custodian for the Fund; and, assuming due authorization, execution and delivery by the other parties thereto, each of the Fund Agreements constitutes a legal, valid, binding and enforceable obligation of the Fund, subject to the qualification that the enforceability of the Fund’s obligations thereunder may be limited by U.S. bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights (whether statutory or decisional) and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), except as enforcement of rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or principles of public policy.

(xiv)	Neither the issuance of the Rights, nor the issuance and sale of the Shares upon the exercise of the Rights, nor the execution, delivery, performance and consummation by the Fund of any other of the transactions contemplated in this Agreement, or to the extent applicable to the Rights or the Shares in the Fund Agreements, nor the consummation of the transactions contemplated in this Agreement or in the Registration Statement nor the fulfillment of the terms thereof (A) conflicts with or will conflict with, or results in or will result in a breach or violation of, the certificate of incorporation or by-laws of the Fund or the governing documents of any Subsidiary of the Fund, (B) conflicts with or will conflict with, results or will result in a breach or violation of, or constitutes or will constitute a default or an event of default under, or results or will result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Fund or any of its Subsidiaries under the terms and provisions of any agreement, indenture, mortgage, loan agreement, note, insurance or surety agreement, lease or other instrument to which the Fund or any of its Subsidiaries is a party or by which it may be bound or to which any of the property or assets of the Fund or its Subsidiaries is subject, or (C) results in or will result in any violation of any order, law, rule or regulation of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Fund or any of its Subsidiaries or having jurisdiction over the Fund or its Subsidiaries or any properties of the Fund or any of its Subsidiaries, other than state securities or “blue sky” laws applicable in connection with the offer or sale of Shares in such jurisdiction. For the avoidance of doubt, the proceeds of the Offer described in the Registration Statement and the Prospectus shall be subject to any lien, charge or encumbrance under the terms and provisions of the Credit Agreement.

(xv)	Except as set forth in the Registration Statement, there is no pending or, to the knowledge of the Fund or the Adviser, threatened action, suit, claim, investigation, inquiry or proceeding affecting the Fund or any of its Subsidiaries or to which the Fund or any of its Subsidiaries is a party before or by any court or governmental agency, authority or body or any arbitrator, which is of a character required by the Securities Act, the Investment Company Act or the Rules and Regulations to be described in the Registration Statement.

(xvi)	There are no franchises, contracts or other documents of the Fund or any of its Subsidiaries that are required by the Securities Act, the Investment Company Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus, or to be filed or incorporated by reference as exhibits to the Registration Statement which are not described or filed or incorporated by reference therein as required by the Securities Act, the Investment Company Act or the Rules and Regulations.

(xvii)	No consent, approval, authorization, notification or order of, or filing with, or the issuance of any license or permit by, any federal, state, local or foreign court or governmental or regulatory agency, commission, board, authority or body or with any self-regulatory organization or other non-governmental regulatory authority, securities exchange or association, whether foreign or domestic, is required by the Fund for the consummation by the Fund of the transactions to be performed by the Fund or the performance by the Fund of all the terms and provisions to be performed by or on behalf of it in each case as contemplated in the Fund Agreements or the Registration Statement, except such as have been obtained, or if the Registration Statement filed with respect to the Shares is not effective under the Securities Act as of the time of execution hereof, such as may be required (and shall be obtained prior to commencement of the Offer) under the Investment Company Act, the Securities Act, the Exchange Act, the Financial Industry Regulatory Authority, Inc. (“FINRA”), NASDAQ or under state securities or “blue sky” laws.

(xviii)	Neither the Fund nor any of its Subsidiaries is not currently in material breach of, or in material default under, any written agreement or instrument to which it is a party or by which it or its property is, to the knowledge of the Fund or the Adviser, bound or affected.

(xix)	There are no material restrictions, limitations or regulations with respect to the ability of the Fund or any of its Subsidiaries to invest its assets as described in the Registration Statement and the Prospectus, other than as described therein, as imposed by the Investment Company Act and the Rules and Regulations thereunder or as required to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code”).

(xx)	No person has any right to the registration of any securities of the Fund because of the filing of the Registration Statement with the Commission. No person has tag along rights or other similar rights included in the transaction contemplated by this Agreement.

(xxi)	The Common Shares have been duly listed on the NASDAQ and prior to their issuance the Rights will have been admitted for trading and the Shares will have been duly approved for listing, subject to official notice of issuance, on NASDAQ. The Fund has not received any notice from NASDAQ that it is not in compliance with the listing or maintenance requirements of NASDAQ with respect to the Common Shares.

(xxii)	The Fund is eligible for and has filed with the Commodity Futures Trading Commission and the National Futures Association a notice of eligibility for relief from inclusion within the definition of a commodity pool operator pursuant to Section 4.5 of the general regulations under the Commodity Exchange Act, as amended.

(xxiii)	The Fund (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Rights or the sale or resale of the Rights and the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, Common Shares of the Fund (except for the solicitation of exercises of the Rights pursuant to this Agreement) and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of Rule 100 of Regulation M under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund (except for the solicitation of exercises of the Rights pursuant to this Agreement); provided that any action in connection with the Dividend Reinvestment Plan will not be deemed to be within the terms of this Section 1(a)(xxiii).

(xxiv)	The Fund has complied, and intends to direct the investment of the proceeds of the Offer described in the Registration Statement and the Prospectus in such a manner as to continue comply, with the requirements of Subchapter M of the Code, and has qualified and intends to continue to qualify as a regulated investment company under Subchapter M of the Code.

(xxv)	The Fund has complied, and will direct the investment of the proceeds of the Offer described in the Registration Statement and the Prospectus in such a manner as to continue to comply, with the asset coverage requirements of the Investment Company Act.

(xxvi)	The Fund has (A) appointed a Chief Compliance Officer and (B) adopted and implemented written policies and procedures which the Board of Directors of the Fund has determined are reasonably designed to prevent violations of the federal securities laws in a manner required by and consistent with Rule 38a-1 of the Investment Company Act Rules and Regulations, including policies and procedures that provide oversight of compliance for each investment adviser, administrator and transfer agent of the Fund, and is in compliance with such Rule.

(xxvii)	Other than the Offering Materials, the Fund has not, without the written permission of the Dealer Manager, used, approved, prepared or authorized any letters to beneficial owners of the Common Shares of the Fund, forms used to exercise rights, any letters from the Fund to securities dealers, commercial banks and other nominees or any newspaper announcements or other offering materials and information in connection with the Offer; provided, however, that any use of transmittal documentation and subscription documentation independently prepared by the Dealer Manager, broker-dealers, directors, nominees or other financial intermediaries shall not cause a violation of this Section.

(xxviii)	All Offering Materials complied and will comply in all material respects with the applicable requirements of the Securities Act, the Investment Company Act, the Rules and Regulations and the rules and interpretations of FINRA.

(xxix)	The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxx)	The Fund has established and maintains disclosure controls and procedures; such disclosure controls and procedures (as such term is defined in Rule 30a-3 of the Investment Company Act Rules and Regulations) are designed to ensure that material information relating to the Fund is made known to the Fund’s Chief Executive Officer and its Chief Financial Officer by others within the Fund, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Fund is not aware of any material weakness in its internal controls over financial reporting. The Fund’s independent registered public accounting firm and the Audit Committee of the Board of Directors of the Fund have been advised of: (A) any significant deficiencies in the design or operation of internal controls over financial reporting which could adversely affect the Fund’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Fund’s internal controls over financial reporting; and (C) any material weaknesses in the Fund’s internal controls over financial reporting have been identified for the Fund’s independent registered public accounting firm; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal controls over financial reporting or in other factors that could affect internal controls over financial reporting, including any corrective actions with regard to any significant deficiencies and material weaknesses.

(xxxi)	The Fund and its officers and directors, in their capacities as such, are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder in all material respects.

(xxxii)	No person is serving or acting as an officer, director or investment adviser of the Fund except in accordance with the provisions of the Investment Company Act. Except as disclosed in the Registration Statement and the Prospectus, no director of the Fund is (A) an “interested person” (as defined in the Investment Company Act) of the Fund or (B) an “affiliated person” (as defined in the Investment Company Act) of the Dealer Manager. For purposes of this Section, the Fund and the Adviser shall be entitled to rely on representations from such officers and trustees.

(xxxiii)	The Fund’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of rules of the NASDAQ applicable to the Fund and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of rules of the NASDAQ applicable to the Fund. The audit committee has reviewed the adequacy of its charter within the past twelve months.

(xxxiv)	Any statistical, demographic or market-related data included in the Registration Statement, the Prospectus or the other Offering Materials are based on or derived from sources that the Fund and the Adviser believe to be reasonably reliable and accurate, and all such data included in the Registration Statement, the Prospectus and the other Offering Materials accurately reflects the materials upon which it is based or from which it was derived in all material respects, and, to the extent required, the Fund has obtained the written consent to the use of such data from such sources.

(xxxv)	No transaction has occurred between or among the Fund or any of its Subsidiaries and any of its officers or directors, shareholders or affiliates or any affiliate or affiliates of any such officer or director or shareholder or affiliate that is required to be described in and is not described in the Registration Statement and the Prospectus.

(xxxvi)	Neither the Fund, to the knowledge of the Fund or the Adviser, nor any employee or agent of the Fund or any of its Subsidiaries has made any payment of funds of the Fund or any of its Subsidiaries or received or retained any funds on behalf of the Fund or any of its Subsidiaries, which payment, receipt or retention of funds is a character required to be disclosed in the Registration Statement or Prospectus and is not so disclosed.

(xxxvii)	All United States federal income tax returns of the Fund required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Fund through the fiscal year ended December 31, 2024 have been settled and no assessment in connection therewith has been made against the Fund. The Fund has filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Fund, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Fund. The charges, accruals and reserves on the books of the Fund in respect of any income tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

(xxxviii)	There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement, the issuance of the Rights or the issuance or sale of the Shares by the Fund pursuant to this Agreement.

(xxxix)	The Fund and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Fund or its Subsidiaries or their respective business, assets, employees, officers and directors, including the Fund’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Investment Company Act Rules and Regulations, are in full force and effect; the Fund and each of its Subsidiaries is in compliance with the terms of such policy and fidelity bond; and there are no claims by the Fund or any of its Subsidiaries under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Fund nor any of its Subsidiaries has not been refused any insurance coverage sought or applied for; and neither the Fund nor any of its Subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), business prospects, earnings, business, operations or properties of the Fund.

(xl)	The Fund and its Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business operated by the Fund and its Subsidiaries, and neither the Fund nor any of its Subsidiaries has received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund or any of its Subsidiaries.

(xli)	Neither the Fund nor any of its Subsidiaries nor, to the knowledge of the Fund or the Adviser, any director or officer of the Fund nor any other person associated with or acting on behalf of the Fund or any of its Subsidiaries including, without limitation, any agent or employee of the Fund or any of its Subsidiaries, has, directly or indirectly, while acting on behalf of the Fund (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any other unlawful payment. The Fund and its Subsidiaries have instituted, maintains and enforces, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xlii)	The operations of the Fund and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Fund or the Adviser, threatened.

(xliii)	Since its inception, the Fund and its Subsidiaries, and all of their respective directors, officers, employees, and agents have been in compliance with all applicable embargoes, export controls, and trade, economic and financial sanctions laws and regulations including those administered, enacted or enforced by the United States, the United Nations Security Counsil, the European Union, any European Union member state, the United Kingdom, and any other relevant jurisdiction (collectively, “Sanctions”). Since its inception, neither the Fund nor any of its Subsidiaries has conducted, directly or indirectly, any business with or in any (i) country or territory that is itself the subject or target of any Sanctions (at the time of this Agreement, Iran, Cuba, Syria, North Korea, and the Crimea, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic regions of Ukraine, and the non-government controlled oblasts of Zaporizhzhia and Kherson (each a “Sanctioned Jurisdiction”)); or (ii) any person (individual, entity, or governmental body) subject to Sanctions, including any person (x) appearing on any Sanctions-related list of restricted parties; (y) any person located, organized, or resident in a Sanctioned Jurisdiction; or (z) any person directly or indirectly owned fifty percent or more or con-trolled, individually or in the aggregate, by one or more persons described in the foregoing clauses (x) and/or (y) (each of the foregoing persons described in clauses (x), (y) and/or (z), a “Sanctioned Person”). Neither the Fund, nor any of its direct or indirect shareholders, directors, officers, employees or agents is a Sanctioned Person. The Fund and its Subsidiaries have in place controls reasonably de-signed to ensure compliance with applicable Sanctions. Neither the Fund nor any of its Subsidiaries has (i) made any voluntary, directed or involuntary disclosure to any governmental body with respect to any alleged act or omission relating to any non-compliance with any Sanctions, (ii) been the subject of any actual or threatened investigation, inquiry or enforcement proceeding for a violation of Sanctions, or (iii) received any notice, request, penalty, or citation for any actual or potential non-compliance with Sanctions. Neither the Fund nor any of its Subsidiaries will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with or involving any Sanctioned Person, (ii) to fund or facilitate any activities of or business in or involving any Sanctioned Jurisdiction or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or other-wise) of Sanctions.

(xliv)	The Fund is not a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. The Fund does not currently engage, and has no plans to engage, directly or indirectly, in a “covered activity,” as that term is defined in in 31 C.F.R. § 850.208 (“Covered Activity”). The Fund does not have any joint ventures that engage in or plan to engage in any Covered Activity. The Fund does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.

(xlv)	There are no debt securities, convertible securities or preference shares issued or guaranteed by the Fund that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) under the Exchange Act.

(xlvi)	The Fund (i) has not alone engaged in any Testing-the Waters Communication with any person and (ii) has not authorized anyone other than the Dealer Manager to engage in Testing-the-Waters Communications. The Fund has not distributed any Testing-the-Waters Communications that is a written communication within the meaning of Rule 405 under the Securities Act. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Rule 163B under the Securities Act.

(xlvii)	All of the information provided to the Dealer Manager or to counsel for the Dealer Manager by the Fund, its officers and directors in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s conduct rules is true, complete and correct in all material respects.

(b)	The Adviser represents and warrants to, and agrees with, the Dealer Manager as of the date hereof, as of the Representation Date and as of the Expiration Date that:

(i)	The Adviser has been duly organized and is validly existing as a limited liability company in good standing under the laws of Delaware, has full power and authority to own, lease and operate its properties, own its assets and conduct its business and other activities conducted by it as described in the Registration Statement and the Prospectus, owns, possesses or has obtained and currently maintains all Licenses and Permits, whether foreign or domestic, necessary to carry on its business and to enable the Adviser to continue to supervise investments in securities as contemplated in the Registration Statement and Prospectus. The Adviser is duly licensed and qualified to do business and is in good standing in each jurisdiction wherein it owns or leases real property or in which the conduct of its business or other activity requires such qualification. The Adviser has made all necessary filings required under any federal, state, local or foreign law, regulation or rule. The Adviser has title to its property.

(ii)	The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act, or the rules and regulations under such Acts, from acting as investment adviser for the Fund as contemplated in the Prospectus, the Registration Statement and the Management Agreement and no order or suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Adviser, threatened by the Commission.

(iii)	Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change the condition (financial or otherwise), business prospects, earnings, business affairs, properties, management, net assets or results of operations of the Adviser and (B) there have been no transactions entered into by the Adviser which are material with respect to the Adviser other than those in the ordinary course of its business as described in the Registration Statement and the Prospectus.

(iv)	Each of this Agreement and the Management Agreement (collectively, all the foregoing are referred to herein as the “Adviser Agreements”), has been duly authorized, executed and delivered by the Adviser, and complies in all material respects with all applicable provisions of the Investment Company Act, the Advisers Act and the rules and regulations under such Acts, and is, assuming due authorization, execution and delivery by the other parties thereto, a legal, valid, binding and enforceable obligation of the Adviser, subject to the qualification that the enforceability of the Adviser’s obligations thereunder, as applicable, may be limited by U.S. bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights (whether statutory or decisional) and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

(v)	Neither the execution, delivery, performance and consummation by the Adviser of its obligations under the Adviser Agreements, nor the consummation of the transactions contemplated therein or in the Prospectus or the Registration Statement nor the fulfillment of the terms thereof (A) conflicts with or will conflict with, or results in or will result in a breach or violation of the operating agreement or similar organizational documents of the Adviser, (B) conflicts with or will conflict with, or results in or will result in a breach or violation of, or constitutes or will constitute a default or an event of default under, or results or will result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Adviser under the certificate of incorporation, by-laws or similar organizational documents, the terms and provisions of any indenture, mortgage, loan agreement, note, insurance or surety agreement, or any other lease, instrument or agreement to which the Adviser is a party or by which it may be bound or to which any of the property or assets of the Adviser is subject (other than those expressly created by any Fund Agreement), or (C) results or will result in any violation of any order, law, rule or regulation of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, having jurisdiction over the Adviser or any of its material properties, other than state securities or “blue sky” laws applicable in connection with the offer or sale of the Shares in such jurisdiction.

(vi)	Except as set forth in the Registration Statement, there is no pending or, to the knowledge of the Adviser, threatened action, suit, claim, investigation, inquiry or proceeding affecting the Adviser or to which the Adviser is a party before or by any court or governmental agency, authority or body or any arbitrator, which is of a character required by the Securities Act, the Investment Company Act or the Rules and Regulations to be described in the Registration Statement.

(vii)	No consent, approval, authorization, notification or order of, or filing with, or the issuance of any license or permit by, any federal, state, local or foreign court or governmental or regulatory agency, commission, board, authority or body with any self-regulatory organization, other non-governmental regulatory authority, securities exchange or association, whether foreign or domestic, required by the Adviser for the consummation by the Adviser of the transactions to be performed by the Adviser or the performance by the Adviser of all the material terms and provisions to be performed by or on behalf of it in each case as contemplated in the Adviser Agreements.

(viii)	The Adviser (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Rights or the sale or resale of the Rights and the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, Common Shares of the Fund (except for the solicitation of exercises of the Rights pursuant to this Agreement) and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of Rule 100 of Regulation M under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Fund (except for the solicitation of exercises of the Rights pursuant to this Agreement); provided that any action in connection with the Dividend Reinvestment Plan will not be deemed to be within the terms of this Section 1(b)(viii).

(ix)	The Adviser has adopted and implemented written policies and procedures under Rule 206(4)-7 under the Advisers Act reasonably designed to prevent violation of the Advisers Act by the Adviser and its supervised persons.

(x)	The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Management Agreement are executed in accordance with its management’s general or specific authorization; (ii) transactions are recorded to maintain accountability for assets and to maintain material compliance with the books and records requirements under the Investment Company Act and the Advisers Act; and (iii) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.

(xi)	The Adviser owns or possesses, or can acquire on reasonable terms, the Intellectual Property necessary to carry on the business operated by the Adviser, and the Adviser has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Adviser.

(xii)	None of the Adviser, any of its subsidiaries, nor to the knowledge of the Adviser, any member, manager, director, trustee, officer of the Adviser nor any other person associated with or acting on behalf of the Adviser or any of its subsidiaries including, without limitation, any agent or employee of the Adviser or any of its subsidiaries, has, directly or indirectly, while acting on behalf of the Adviser or any of its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the FCPA, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any other unlawful payment. The Adviser and each of its subsidiaries has instituted, maintains and enforces, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xiii)	The operations of the Adviser and its subsidiaries are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Adviser, threatened.

(xiv)	Since its inception, the Adviser, each of its subsidiaries, and all of their respective directors, officers, employees, and agents have been in compliance with all applicable Sanctions. Since its inception, neither the Adviser nor any of its subsidiaries has conducted, directly or indirectly, any business with or in any (i) country or territory that is itself the subject or target of any Sanctions; or (ii) any person (individual, entity, or governmental body) subject to Sanctions, including any Sanctioned Person. Neither the Adviser or any of its subsidiaries, nor any of their respective direct or indirect shareholders, directors, officers, employees or agents is a Sanctioned Person. The Adviser and each of its subsidiaries have in place controls reasonably designed to ensure compliance with applicable Sanctions. Neither the Adviser nor any of its subsidiaries has (i) made any voluntary, directed or involuntary disclosure to any governmental body with respect to any alleged act or omission relating to any non-compliance with any Sanctions, (ii) been the subject of any actual or threatened investigation, inquiry or enforcement proceeding for a violation of Sanctions, or (iii) received any notice, request, penalty, or citation for any actual or potential non-compliance with Sanctions. Neither the Adviser nor any of its subsidiaries will directly or indirectly use the proceeds of the transactions contemplated by this Underwriting Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with or involving any Sanctioned Person, (ii) to fund or facilitate any activities of or business in or involving any Sanctioned Jurisdiction or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xv)	The Adviser intends to direct the proceeds of the Offer described in the Registration Statement and the Prospectus in such a manner as to cause the Fund to comply with the requirements of Subchapter M of the Code.

(xvi)	The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated by the Registration Statement, the Prospectus and the Management Agreement.

(xvii)	The Management Agreement is in full force and effect and neither the Fund nor the Adviser is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Adviser under such document.

(xviii)	All information furnished by the Adviser including, without limitation, the description of the Adviser, for use in (A) the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading, and (B) the Prospectus, any Issuer Free Writing Prospectus or any Sales Material does not contain any untrue statement of a material fact or omit to state any material fact necessary to make such information, in the light of the circumstances under which such statements were made, not misleading.

(c)	Any certificate required by this Agreement that is signed by any officer of the Fund or the Adviser and delivered to the Dealer Manager or counsel for the Dealer Manager shall be deemed a representation and warranty by the Fund or the Adviser, as the case may be, to the Dealer Manager, as to the matters covered thereby.

2.	Agreement to Act as Dealer Manager.

(a)	On the basis of the representations and warranties contained herein, and subject to the terms and conditions of the Offer:

(i)	The Fund hereby appoints the Dealer Manager to solicit the exercise of Rights and authorizes the Dealer Manager to sell Shares purchased by the Dealer Manager from the Fund through the exercise of Rights as described herein in accordance with the Securities Act, the Investment Company Act and the Exchange Act; the Fund hereby authorizes the Dealer Manager to form and manage a group of selling broker-dealers (each, a “Selling Group Member” and collectively, the “Selling Group”) that enter into a Selling Group Agreement with the Dealer Manager in the form attached hereto as Exhibit A to solicit the exercise of Rights and to sell Shares purchased by the Selling Group Member from the Dealer Manager as described herein. The Dealer Manager hereby agrees to solicit the exercise of Rights in accordance with its customary practice subject to the terms and conditions of this Agreement and the procedures described in the Registration Statement, the Prospectus; and the Dealer Manager hereby agrees to form and manage the Selling Group to solicit the exercise of Rights and to sell Shares to the Selling Group purchased by the Dealer Manager from the Fund through the exercise of Rights as described herein in accordance with its customary practice subject to the terms and conditions of this Agreement, the procedures described in the Registration Statement, the Prospectus and, where applicable, the terms and conditions of the Selling Group Agreement.

The Fund hereby authorizes other soliciting broker-dealers (each a “Soliciting Dealer” and collectively the “Soliciting Dealers”) to enter into a Soliciting Dealer Agreement with the Dealer Manager in the form attached hereto as Exhibit B to solicit the exercise of Rights. The Fund authorizes and directs the Dealer Manager to enter into, and the Dealer Manager agrees to enter into, a Soliciting Dealer Agreement with each qualified Soliciting Dealer, as set forth in the Soliciting Dealer Agreement. All questions as to the form, validity and eligibility (including time of receipt) of a Soliciting Dealer Agreement will be determined by the Fund, in its sole discretion, which determination shall be final and binding.

(ii)	The Fund hereby authorizes the Dealer Manager to buy, facilitate the sale of and exercise Rights, including unexercised Rights delivered to the Subscription Agent for resale and Rights of Record Date Shareholders whose record addresses are outside the United States held by the Subscription Agent for which no instructions are received, on the terms and conditions set forth in such Prospectus, and to sell Shares to the public or to Selling Group Members at the offering price set by the Dealer Manager from time to time. Sales of Shares by the Dealer Manager or Selling Group Members shall not be at a price higher than the offering price set by the Dealer Manager from time to time. The proceeds from the sale of Rights will be remitted to the Record Date Shareholders as set forth in the Prospectus.

(b)	To the extent permitted by applicable law, the Fund agrees to furnish, or cause to be furnished, to the Dealer Manager, lists, or copies of those lists, showing the names and addresses of, and number of Common Shares held by, Record Date Shareholders as of the Record Date, and the Dealer Manager agrees to use such information only in connection with the Offer to identify those securities brokers and dealers that are subscribing to the offering, and not to furnish the information to any other person except for securities brokers and dealers that have been identified by the Dealer Manager as soliciting exercises of Rights.

(c)	The Dealer Manager agrees to provide to the Fund, in addition to the services described in Section 2(a), financial structuring and solicitation services in connection with the Offer. No fee, other than the fees provided for in Section 3 of this Agreement and the reimbursement of the Dealer Manager’s out-of-pocket expenses as described in Section 5 of this Agreement, will be payable by the Fund, or any other party hereto, to the Dealer Manager in connection with the financial structuring and solicitation services provided by the Dealer Manager pursuant to this Section 2(c).

(d)	The Fund and the Dealer Manager agree that the Dealer Manager is an independent contractor with respect to the solicitation of the exercise of the Rights, and that the Dealer Manager’s performance of financial structuring and solicitation services for the Fund is pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Dealer Manager act or be responsible as a fiduciary to the Fund, its management, shareholders, creditors or any other person, including Selling Group Members and Soliciting Dealers, in connection with any activity that the Dealer Manager may undertake or has undertaken in furtherance of its engagement pursuant to this Agreement, either before or after the date hereof. The Dealer Manager hereby expressly disclaims any fiduciary or similar obligations to the Fund, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Fund hereby confirms its understanding and agreement to that effect. The Fund and the Dealer Manager agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Dealer Manager to the Fund regarding such transactions, including but not limited to any opinions or views with respect to the subscription price or market for the Fund’s Shares, do not constitute advice or recommendations to the Fund. The Fund confirms its understanding and agreement that pursuant to the applicable Selling Group Agreement or Soliciting Dealer Agreement each Selling Group Member or Soliciting Dealer will disclaim any fiduciary or similar obligations to the Fund, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions. The Fund agrees that each Selling Group Member or Soliciting Dealer is responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Selling Group Members or Soliciting Dealers to the Fund regarding such transactions, including, but not limited to, any opinions or views with respect to the subscription price or market for the Fund’s Shares, do not constitute advice or recommendations to the Fund. The Fund hereby waives and releases, to the fullest extent permitted by law, any claims that the Fund may have against the Dealer Manager, Selling Group Members and Soliciting Dealers with respect to any breach or alleged breach of any fiduciary or similar duty to the Fund in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions; provided that this release shall not protect or purport to protect the Dealer Manager, Selling Group Members and Soliciting Dealers against any liability to which they would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence, in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under this Agreement.

(e)	In rendering the services contemplated by this Agreement, the Dealer Manager will not be subject to any liability to the Fund or the Adviser or any of their affiliates, for any act or omission on the part of any Selling Group Members, Soliciting Dealers or other soliciting broker or dealer (except with respect to the Dealer Manager acting in such capacity) or any other person, and the Dealer Manager will not be liable for acts or omissions in performing its obligations under this Agreement, except for any losses, claims, damages, liabilities and expenses that are finally judicially determined to have resulted primarily from the bad faith, willful misconduct or gross negligence or reckless disregard of the Dealer Manager or by reason of the reckless disregard of the obligations and duties of the Dealer Manager under this Agreement.

3.	Dealer Manager Fees. In full payment for the financial structuring and solicitation services rendered and to be rendered hereunder by the Dealer Manager, the Fund agrees to pay the Dealer Manager a fee (the “Dealer Manager Fee”) equal to 3.75% of the aggregate Subscription Price for the Shares issued pursuant to the exercise of Rights and the Over-Subscription Privilege, a portion of which Dealer Manager Fee may be reallowed to an affiliate of the Dealer Manager and may be a different value than the Selling Fees or Soliciting Fees stated in this Agreement. In full payment for the soliciting and selling efforts to be rendered by Selling Group Members, the Fund authorizes and directs the Dealer Manager to reallow, and the Dealer Manager agrees to reallow, selling fees (the “Selling Fees”) to Selling Group Members equal to 2.00% of the Subscription Price per Share for each Share issued pursuant to either (a) the exercise of Rights and the Over-Subscription Privilege where such Selling Group Member is so designated on the subscription form or (b) the purchase for resale from the Dealer Manager in accordance with the Selling Group Agreement. With respect to Shares purchased by a Selling Group Member from the Dealer Manager in accordance with the Selling Group Agreement, such fee may from time to time vary from 2.00% of the Subscription Price per Share. In full payment for the soliciting efforts to be rendered by Soliciting Dealers, the Fund authorizes and directs the Dealer Manager to reallow, and the Dealer Manager agrees to reallow, soliciting fees (the “Soliciting Fees”) to Soliciting Dealers who comply with the procedures set forth in the Soliciting Dealer Agreement equal to 0.50% of the Subscription Price per Share for each Share issued pursuant to the exercise of Rights and the Over-Subscription Privilege where such Soliciting Dealer is so designated on the subscription form, subject to a maximum fee based on the number of Common Shares held by such Soliciting Dealer through The Depository Trust Company (“DTC”) on the Record Date. The Dealer Manager agrees to pay the Selling Fees or Soliciting Fees, as the case may be, to the broker-dealer designated on the applicable portion of the form used by the holder to exercise Rights and the Over-Subscription Privilege, and if no broker-dealer is so designated or a broker-dealer is otherwise not entitled to receive compensation pursuant to the terms of the Selling Group Agreement or Soliciting Dealer Agreement, then the Dealer Manager shall retain such Selling Fee or Soliciting Fee for Shares issued pursuant to the exercise of Rights and the Over-Subscription Privilege. Payment to the Dealer Manager by the Fund will be in the form of a wire transfer of same day funds to an account or accounts identified by the Dealer Manager. Such payment will be made on each date on which the Fund issues Shares after the Expiration Date. Payment to a Selling Group Member or Soliciting Dealer will be made by the Dealer Manager by wire transfer of same day funds to an account or accounts identified by such Selling Group Member or Soliciting Dealer. Such payments shall be made on or before the tenth business day following the day the Fund issues Shares after the Expiration Date.

4.	Other Agreements.

(a)	The Fund covenants with the Dealer Manager as follows:

(i)	The Fund will use its best efforts to maintain the effectiveness of the Registration Statement under the Securities Act.

(ii)	The Fund will notify, and confirm the notice in writing to, the Dealer Manager immediately (A) of the effectiveness of any amendments to the Registration Statement (including any post-effective amendment), (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (E) of the receipt of any written notice regarding the suspension of the qualification of the Shares or the Rights for offering or sale in any jurisdiction. The Fund will make every effort to prevent the issuance of any stop order described in subsection (D) hereunder and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(iii)	The Fund will give the Dealer Manager notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Fund proposes for use by the Dealer Manager in connection with the Offer, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Rules and Regulations), whether pursuant to the Investment Company Act, the Securities Act, or otherwise, and will furnish the Dealer Manager with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Dealer Manager or counsel for the Dealer Manager shall reasonably object.

(iv)	The Fund will file any Issuer Free Writing Prospectus to the extent required by Rule 433 of the Securities Act Rules and Regulations.

(v)	The Fund will, without charge, deliver to the Dealer Manager, as soon as practicable, the number of copies of the Registration Statement as originally filed and of each amendment thereto as it may reasonably request, in each case with the exhibits filed therewith.

(vi)	The Fund will, without charge, furnish to the Dealer Manager, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) and any Issuer Free Writing Prospectus as the Dealer Manager may request for the purposes contemplated by the Securities Act or the Securities Act Rules and Regulations.

(vii)	If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Dealer Manager, to amend or supplement the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (or the other Offering Materials) to make the Prospectus or any Issuer Free Writing Prospectus (or such other Offering Materials) not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a Record Date Shareholder, the Fund will forthwith amend or supplement the Prospectus or any Issuer Free Writing Prospectus by preparing and filing with the Commission (and furnishing to the Dealer Manager a reasonable number of copies of) an amendment or amendments of the Registration Statement or an amendment or amendments of or a supplement or supplements to the Prospectus (in form and substance reasonably satisfactory to counsel for the Dealer Manager), at the Fund’s expense, which will amend or supplement the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (or otherwise will amend or supplement such other Offering Materials) so that the Prospectus or any Issuer Free Writing Prospectus (or such other Offering Materials) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus or any Issuer Free Writing Prospectus (or such other Offering Materials) is delivered to a Record Date Shareholder, not misleading.

(viii)	The Fund will endeavor, in cooperation with the Dealer Manager and its counsel, to qualify the Rights and the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Dealer Manager may designate and maintain such qualifications in effect for the duration of the Offer. The Fund will file such statements and reports as may be required by the laws of each jurisdiction in which the Rights and the Shares have been qualified as above provided.

(ix)	The Fund, during the period when the Prospectus is (or, but for the exception afforded by Rule 172 of the Securities Act, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(x)	The Fund will make generally available to its security holders as soon as practicable, an earnings statement (which need not be audited) (in form complying with the provisions of Rule 158 of the Securities Act Rules and Regulations) covering a twelve-month period beginning not later than the first day of the Fund’s fiscal semi-annual period next following the “effective” date (as defined in said Rule 158) of the Registration Statement.

(xi)	The Fund will cause the Rights to be admitted for trading and the Shares to be duly authorized for listing by the NASDAQ prior to the time the Rights and the Shares are issued, respectively.

(xii)	The Fund will maintain its qualification as a regulated investment company under Subchapter M of the Code.

(xiii)	The Fund will apply the net proceeds from the Offer in such a manner as to continue to comply with the requirements of the Prospectus as set forth under “Use of Proceeds” and the Investment Company Act.

(xiv)	The Fund will advise or cause the Subscription Agent (A) to advise the Dealer Manager and, only where specifically noted, each Selling Group Member who specifically requests, from day to day during the period of, and promptly after the termination of, the Offer, the total number of Rights exercised by each Record Date Shareholder during the immediately preceding day, indicating the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager and each Selling Group Member, the number of Rights exercised on subscription certificates indicating the Dealer Manager or such Selling Group Member, as the case may be, as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Manager may reasonably request; and will notify the Dealer Manager and each Selling Group Member, not later than 5:00 p.m., New York City time, on the first business day following the Expiration Date, of the total number of Rights exercised and Shares related thereto, the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager and each Selling Group Member, the number of Rights exercised on subscription certificates indicating the Dealer Manager or such Selling Group Member, as the case may be, as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Manager may reasonably request; (B) to offer to sell any Rights received for resale from Record Date Shareholders, including clients of Selling Group Members, exclusively to or through the Dealer Manager, which may, at its election, purchase such Rights as principal or act as agent for the resale thereof, provided that if the Dealer Manager declines to purchase the Rights received by the Subscription Agent for resale from Record Date Shareholders, the Subscription Agent will attempt to sell such Rights in the open market; and (C) to issue Shares upon the Dealer Manager’s exercise of Rights prior to the Expiration Date at a price equal to the greater of 92.5% of the last reported sale price of a Common Share on the NASDAQ on the date of such exercise or 90% of the last reported NAV of a Common Share on the date of such exercise, such Shares to be issued no later than the close of business on the business day following the day that full payment for such Shares has been received by the Subscription Agent.

(b)	Neither the Fund nor the Adviser will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Rights or the sale or resale of the Rights or the Shares; provided that any action in connection with the Dividend Reinvestment Plan will not be deemed to be within the meaning of this Section 4(b).

(c)	Except as required by applicable law, the use of any reference to the Dealer Manager in any Offering Materials or any other document or communication prepared, approved or authorized by the Fund or the Adviser in connection with the Offer is subject to the prior approval of the Dealer Manager, provided that if such reference to the Dealer Manager is required by applicable law, the Fund and the Adviser agree to notify the Dealer Manager within a reasonable time prior to such use but the Fund and the Adviser are nonetheless permitted to use such reference.

5.	Payment of Expenses.

(a)	The Fund will pay all expenses incident to the performance of its obligations under this Agreement and in connection with the Offer, including, but not limited to (i) expenses relating to the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) expenses relating to the preparation, issuance and delivery of the certificates, if any, for the Shares and subscription certificates relating to the Rights, (iii) the fees and disbursements of the Fund’s counsel (including the fees and disbursements of local counsel) and accountants, (iv) expenses relating to the qualification of the Rights and the Shares under securities laws in accordance with the provisions of Section 4(a)(vii) of this Agreement, including filing fees, (v) expenses relating to the printing or other production and delivery to the Dealer Manager of copies of the Registration Statement as originally filed and of each amendment thereto and of the Prospectus and any amendments or supplements thereto, (vi) the fees and expenses incurred with respect to filing with FINRA, including the fees and disbursements paid to FINRA by the Dealer Manager’s counsel with respect thereto, (vii) the fees and expenses incurred in connection with the listing of the Rights and the Shares on the NASDAQ, (viii) expenses relating to the printing or other production, mailing and delivery expenses incurred in connection with Offering Materials, including all reasonable out-of-pocket fees and expenses, if any, and not to exceed $10,000, incurred by the Dealer Manager, Selling Group Members, Soliciting Dealers and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Offer to their customers, (ix) the fees and expenses incurred with respect to the Subscription Agent and the Information Agent and (x) all other fees and expenses (excluding the announcement, if any, of the Offer in The Wall Street Journal, the expenses of which will be incurred by the Dealer Manager, subject to reimbursement pursuant to paragraph (b) below) incurred in connection with or relating to the Offer. The Fund agrees to pay the foregoing expenses whether or not the transactions contemplated under this Agreement are consummated.

(b)	In addition to any fees that may be payable to the Dealer Manager under this Agreement, the Fund agrees to reimburse the Dealer Manager upon request made from time to time for a portion of its reasonable out-of-pocket expenses incurred in connection with its activities under this Agreement, including the reasonable fees and disbursements of its legal counsel (excluding fees and expenses pursuant to Section 5(a)(iv) which are to be paid directly by the Fund), upon proper presentation of documentation therefor, in an amount not to exceed $175,000.

(c)	If this Agreement is terminated by the Dealer Manager in accordance with the provisions of Section 6 or Section 9(a), the Fund agrees to reimburse the Dealer Manager for all of its reasonable out-of-pocket expenses incurred in connection with its performance hereunder, including the reasonable fees and disbursements of counsel for the Dealer Manager, upon proper presentation of documentation therefor, in an amount not to exceed $175,000. In the event the transactions contemplated hereunder are not consummated, the Fund agrees to pay all of the costs and expenses incurred pursuant to Sections 5(a) and (b) which the Fund would have paid if such transactions had been consummated.

6.	Conditions of the Dealer Manager’s Obligations. The obligations of the Dealer Manager hereunder (including any obligation to pay for Shares issuable upon exercise of Rights by the Dealer Manager) are subject to the accuracy of the respective representations and warranties of the Fund and the Adviser contained herein, to the performance by the Fund and the Adviser of their respective obligations hereunder, and to the following further conditions:

(a)	The Registration Statement has become effective; the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) of the Securities Act Rules and Regulations; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, no revocation of registration has been issued and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Fund, the Adviser or the Dealer Manager, shall be contemplated by the Commission; and the Fund shall have complied with any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or otherwise).

(b)	On the Representation Date and the Expiration Date, the Dealer Manager shall have received:

(i)	The opinions, dated the Representation Date and the Expiration Date, as applicable, of Troutman Pepper Locke LLP, counsel for the Fund, in the form of Exhibit C to this Agreement and in substance satisfactory to counsel for the Dealer Manager. In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Fund and public officials.

Such counsel shall also have stated that, while they have not themselves checked the accuracy and completeness of or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, in the course of their review and discussion of the contents of the Offering Materials and Registration Statement with certain officers and/or employees of the Fund, the Adviser and the Fund’s independent registered public accounting firm, no facts have come to their attention which cause them to believe that the Registration Statement (other than the financial statements, financial schedules, and other financial information contained or incorporated by reference therein or omitted therefrom and the exhibits thereto, as to each of which they have not been requested to comment), on the date it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus (other than the financial statements, financial schedules, and other financial information contained or incorporated by reference therein or omitted therefrom and the exhibits thereto, as to each of which they have not been requested to comment), as of its date and on the Representation Date or the Expiration Date, as the case may be, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii)	The opinions, dated the Representation Date and the Expiration Date, as applicable, of Blake Rice, General Counsel of the Adviser, in the form of Exhibit D to this Agreement and in substance satisfactory to counsel for the Dealer Manager. In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Adviser and public officials.

Such counsel shall also have stated that, while they have not themselves checked the accuracy and completeness of or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, in the course of their review and discussion of the contents of the Offering Materials and Registration Statement with certain officers and/or employees of the Fund, the Adviser and the Fund’s independent registered public accounting firm, no facts have come to their attention which cause them to believe that the Registration Statement (other than the financial statements, financial schedules, and other financial information contained or incorporated by reference therein or omitted therefrom and the exhibits thereto, as to each of which they have not been requested to comment), on the date it became effective, contained an untrue statement of a material fact concerning the Adviser or omitted to state any material fact concerning the Adviser required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus (other than the financial statements, financial schedules, and other financial information contained or incorporated by reference therein or omitted therefrom and the exhibits thereto, as to each of which they have not been requested to comment), as of its date and on the Representation Date or the Expiration Date, as the case may be, contained an untrue statement of a material fact concerning the Adviser or omitted to state any material fact concerning the Adviser required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)	The Dealer Manager shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Dealer Manager, such opinion or opinions, dated the Representation Date and the Expiration Date, with respect to the Offer, the Registration Statement, the Prospectus and other related matters as the Dealer Manager may reasonably require, and the Fund shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d)	The Fund shall have furnished to the Dealer Manager certificates of the Fund, signed on behalf of the Fund by a senior officer of the Fund, dated the Representation Date and the Expiration Date, to the effect that the signer(s) of such certificate carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

(i)	the representations and warranties of the Fund in this Agreement are true and correct on and as of the Representation Date or the Expiration Date, as the case may be, with the same effect as if made on the Representation Date or the Expiration Date, as the case may be, and the Fund has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Representation Date or the Expiration Date, as the case may be (to the extent not waived in writing by the Dealer Manager);

(ii)	no stop order suspending the effectiveness of the Registration Statement has been issued, no revocation of registration has been issued and no proceedings for that purpose have been instituted or threatened by the Commission or any other regulatory body, whether foreign or domestic;

(iii)	since the date of the most recent statement of assets and liabilities included or incorporated by reference in the Prospectus, there has been no adverse change, or any development involving a prospective adverse change, in the condition (financial or other), business, prospects, management, properties, net worth or results of operations of the Fund (excluding fluctuations in the Fund’s net asset value due to investment activities in the ordinary course of business), except as set forth in or contemplated in the Prospectus; and

(iv)	the Fund has performed all of its respective obligations that this Agreement requires it to perform by such Representation Date or the Expiration Date (to the extent not waived in writing by the Dealer Manager).

(e)	The Adviser shall have furnished to the Dealer Manager certificates of the Adviser, signed on behalf of the Adviser by a senior officer dated the Representation Date and the Expiration Date, to the effect that the signer(s) of such certificate carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

(i)	the representations and warranties of the Adviser in this Agreement are true and correct on and as of the Representation Date or the Expiration Date, as the case may be, with the same effect as if made on the Representation Date or the Expiration Date, as the case may be, and the Adviser has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Representation Date or the Expiration Date, as the case may be (to the extent not waived in writing by the Dealer Manager);

(ii)	no order having an adverse effect on the ability of the Adviser to fulfill its obligations under this Agreement or the Management Agreement, as the case may be, has been issued and no proceedings for any such purpose are pending or threatened by the Commission or any other regulatory body, whether foreign or domestic;

(iii)	since the date of the most recent statement of assets and liabilities included or incorporated by reference in the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, management, properties, net worth or results of operations of the Fund (excluding fluctuations in the Fund’s net asset value due to investment activities in the ordinary course of business), except as set forth in or contemplated in the Prospectus; and

(iv)	the Adviser has performed all of its respective agreements that this Agreement requires it to perform by such Representation Date or the Expiration Date (to the extent not waived in writing by the Dealer Manager).

(f)	Tait, Weller & Baker LLP shall have furnished to the Dealer Manager letters, dated the Representation Date and the Expiration Date, in form and substance satisfactory to the Dealer Manager, stating in effect that:

(i)	it is an independent registered public accounting firm with respect to the Fund within the meaning of the Securities Act and the applicable Securities Act Rules and Regulations, and the rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States);

(ii)	in its opinion, the audited financial statements examined by it and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Investment Company Act and the respective Rules and Regulations with respect to registration statements on Form N-2;

(iii)	it has performed specified procedures, not constituting an audit in accordance with generally accepted auditing standards, including a reading of the latest available unaudited financial information of the Fund, a reading of the minute books of the Fund, and inquiries of officials of the Fund responsible for financial and accounting matters, and on the basis of such inquiries and procedures nothing came to its attention that caused it to believe that at a specified date prior to the Representation Date or the Expiration Date, as the case may be, there was any change in the Common Shares, any decrease in net assets or any increase in long-term debt of the Fund as compared with amounts shown in the most recent statement of assets and liabilities included or incorporated by reference in the Registration Statement, except as the Registration Statement discloses has occurred or may occur, or they shall state any specific changes, increases or decreases; and

(iv)	in addition to the procedures referred to in clause (iii) above, it has compared certain dollar amounts (or percentages as derived from such dollar amounts) and other financial information regarding the operations of the Fund appearing in the Registration Statement, which have previously been specified by the Dealer Manager and which shall be specified in such letter, and have found such items to be in agreement with the accounting and financial records of the Fund.

(g)	Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (excluding an amendment or supplement subsequent to the Representation Date), (i) there shall not have been any change, increase or decrease specified in the letter or letters referred to in Section 6(f), (ii) no material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, management, properties, net worth or results of operations of the Fund shall have occurred or become known and (iii) no transaction which is material and adverse to the Fund shall have been entered into by the Fund.

(h)	There shall not have been any decrease in or withdrawal of the rating of any securities of the Fund by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change

(i)	Prior to the Representation Date, the Fund shall have furnished to the Dealer Manager such further information, certificates and documents as the Dealer Manager may reasonably request.

(j)	If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Dealer Manager and its counsel, this Agreement and all obligations of the Dealer Manager hereunder may be canceled at, or at any time prior to, the Expiration Date by the Dealer Manager. Notice of such cancellation shall be given to the Fund in writing or by telephone confirmed in writing.

7.	Indemnity and Contribution.

(a)	Each of the Fund and the Adviser, jointly and severally, agrees to indemnify, defend and hold harmless the Dealer Manager, each Selling Group Member and each Soliciting Dealer, and their respective partners, directors, officers, employees, agents and affiliates and any person who controls the Dealer Manager, a Selling Group Member and or a Soliciting Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Dealer Manager, a Selling Group Member, a Soliciting Dealer or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or in a Prospectus (the term “Prospectus” for the purpose of this Section 7 being deemed to include any preliminary prospectus, the Offering Materials, the Prospectus and the Prospectus as amended or supplemented by the Fund), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Dealer Manager, Selling Group Members or Soliciting Dealers to the Fund or the Adviser expressly for use with reference to the Dealer Manager, Selling Group Members or Soliciting Dealers in such Registration Statement or such Prospectus.

If any action, suit or proceeding (together, a “Proceeding”) is brought against the Dealer Manager, a Selling Group Member, a Soliciting Dealer or any such person in respect of which indemnity may be sought against the Fund or the Adviser pursuant to the foregoing paragraph, the Dealer Manager, a Selling Group Member, a Soliciting Dealer or such person shall promptly notify the Fund and the Adviser in writing of the institution of such Proceeding and the Fund shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses; provided, however, that the failure to so notify the Fund and the Adviser shall not relieve the Fund from any liability which the Fund or the Adviser may have to the Dealer Manager, a Selling Group Member, a Soliciting Dealer or any such person or otherwise, unless such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. The Dealer Manager, a Selling Group Member, a Soliciting Dealer or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Dealer Manager, a Selling Group Member, a Soliciting Dealer or of such person unless the employment of such counsel shall have been authorized in writing by the Fund or the Adviser, as the case may be, in connection with the defense of such Proceeding or the Fund or the Adviser shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded (based on advice from counsel) that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Fund or the Adviser (in which case the Fund or the Adviser shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Fund or the Adviser may employ counsel and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Fund or the Adviser, as the case may be), in any of which events the reasonable fees and expenses shall be borne by the Fund or the Adviser and paid as incurred in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding (provided that the Fund or the Adviser shall not be liable for the expenses of more than one separate counsel in connection with any one Proceeding or series of related Proceedings). Neither the Fund nor the Adviser shall be liable for any settlement of any Proceeding effected without its written consent, but if a Proceeding is settled with the written consent of the Fund or the Adviser, then the Fund or the Adviser, as the case may be, agrees to indemnify and hold harmless the Dealer Manager, a Selling Group Member, a Soliciting Dealer and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party unless such indemnified party gives written consent to such admission of fault, culpability or a failure to act.

(b)	The Dealer Manager agrees to indemnify, defend and hold harmless the Fund and the Adviser, and their trustees or directors (as applicable) and officers, and any person who controls the Fund or the Adviser, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons to the same extent as the foregoing indemnity from the Fund or the Adviser to the Dealer Manager, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Fund, the Adviser or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Dealer Manager, Selling Group Members or Soliciting Dealers to the Fund or the Adviser expressly for use with reference to the Dealer Manager in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading (with respect to the Prospectus, in the light of the circumstances under which they were made).

If any Proceeding is brought against the Fund, the Adviser or any such person in respect of which indemnity may be sought against the Dealer Manager pursuant to the foregoing paragraph, the Fund, the Adviser or such person shall promptly notify the Dealer Manager in writing of the institution of such Proceeding and the Dealer Manager shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses; provided, however, that the omission to so notify the Dealer Manager shall not relieve the Dealer Manager from any liability which the Dealer Manager may have to the Fund or any such person or otherwise, unless such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. The Fund, the Adviser or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Fund, the Adviser or such person, as the case may be, unless the employment of such counsel shall have been authorized in writing by the Dealer Manager in connection with the defense of such Proceeding or such Dealer Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded (based on advice from counsel) that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Dealer Manager (in which case the Dealer Manager shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Dealer Manager may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Dealer Manager), in any of which events the reasonable fees and expenses shall be borne by the Dealer Manager and paid as incurred in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding (provided that the Dealer Manager shall not be liable for the expenses of more than one separate counsel in connection with any one Proceeding or series of related Proceedings). The Dealer Manager shall not be liable for any settlement of any such Proceeding effected without the written consent of the Dealer Manager but if settled with the written consent of the Dealer Manager, the Dealer Manager agrees to indemnify and hold harmless the Fund, the Adviser and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party unless such indemnified party gives written consent to such admission of fault, culpability or a failure to act.

(c)	If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund or the Adviser on the one hand and the Dealer Manager, Selling Group Member(s) or Soliciting Dealer(s) on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund or the Adviser on the one hand and of the Dealer Manager on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations with respect to the Offer. The relative benefits received by the Fund or the Adviser on the one hand and the Dealer Manager, Selling Group Member(s) or Soliciting Dealer(s) on the other shall be deemed to be in the same respective proportions as the total proceeds from the Offer (net of the Dealer Manager Fee but before deducting expenses) received by the Fund or the Adviser and the total Dealer Manager Fee received by the Dealer Manager, bear to the aggregate public offering price of the Shares. The relative fault of the Fund or the Adviser on the one hand and of the Dealer Manager, Selling Group Member(s) or Soliciting Dealer(s) on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Fund or the Adviser or the Dealer Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)	The Fund, the Adviser and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 7, neither the Dealer Manager nor any Selling Group Member or Soliciting Dealer shall be required to contribute any amount in excess of the fees received by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)	Notwithstanding any other provisions in this Section 7, no party shall be entitled to indemnification or contribution under this Agreement against any loss, claim, liability, expense or damage arising by reason of such person’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of such person’s reckless disregard of such person’s obligations and duties thereunder. The parties hereto acknowledge that the foregoing provision shall not be construed to impose upon any such parties any duties under this Agreement other than as specifically set forth herein (it being understood that the Dealer Manager, Selling Group Members and Soliciting Dealers have no duty hereunder to the Fund or the Adviser to perform any due diligence investigation).

(f)	The indemnity and contribution agreements contained in this Section 7 and the covenants, warranties and representations of the Fund and the Adviser contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Dealer Manager, a Selling Group Member, a Soliciting Dealer, and their respective partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Dealer Manager, a Selling Group Member or a Soliciting Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Fund or the Adviser, their directors, trustees or officers or any person who controls the Fund or the Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Rights. The Fund, the Adviser and the Dealer Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Fund or the Adviser against any of their officers or directors in connection with the issuance of the Rights, or in connection with the Registration Statement or Prospectus.

(g)	The Fund and the Adviser acknowledge that the statements under the heading “Plan of Distribution” in the Prospectus constitute the only information furnished in writing to the Fund or the Adviser by the Dealer Manager expressly for use in such document, and the Dealer Manager confirms that such statements are correct in all material respects.

(h)	Any indemnification hereunder shall be subject to the requirements and limitations of Section 17 of the Investment Company Act and Investment Company Act Release No. 11330.

8.	Representations, Warranties and Agreements to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Fund or its officers, of the Adviser and of the Dealer Manager set forth in or made pursuant to this Agreement shall survive the Expiration Date and will remain in full force and effect, regardless of any investigation made by or on behalf of Dealer Manager or the Fund or the Adviser or any of their officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares pursuant to the Offer. The provisions of Sections 5 and 7 hereof shall survive the termination or cancellation of this Agreement.

9.	Termination of Agreement.

(a)	The obligations of the Dealer Manager hereunder shall be subject to termination in the absolute discretion of the Dealer Manager, by notice given to the Fund prior to 5:00 p.m., New York time on the Expiration Date, if (A) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), business, prospects, management, properties, net worth or results of operations of the Fund, which would in the Dealer Manager’s judgment, make it impracticable or inadvisable to proceed with the Offer on the terms and manner contemplated in the Registration Statement and the Prospectus, or (B) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Fund’s Common Shares or in the Rights on the NASDAQ; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) a material adverse change in the financial or securities markets in the United States or the international financial markets; (v) acts of terrorism or a material outbreak or escalation of hostilities involving the United States or a declaration by the United States of a national emergency or war; or (vi) any other calamity or crisis or any change in financial, political, economic, currency, banking or social conditions in the United States, if the effect of any such event specified in clause (v) or (vi) in the Dealer Manager’s judgment makes it impracticable or inadvisable to proceed with the Offer on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

(b)	If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 and the Dealer Manager shall not have any obligation to purchase any Shares upon exercise of Rights.

10.	Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Dealer Manager, will be mailed, delivered or telegraphed and confirmed to UBS Securities LLC, Eleven Madison Avenue, New York, NY 10010, Attn: Syndicate Group and, if to the Fund or the Adviser, shall be sufficient in all respects if delivered or sent to the Fund or the Adviser at 100 Fillmore Street, Suite 325, Denver, Colorado 80206, Attn: Katie Jones.

11.	Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and will inure to the benefit of the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12.	Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed in New York (without regard to the conflict of laws principles thereof).

13.	Submission to Jurisdiction. Except as set forth below, no claim (a “Claim”) which relates to the terms of this Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Fund and the Adviser consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Fund and the Adviser hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Dealer Manager or any indemnified party. Each of the Dealer Manager, the Fund (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Adviser (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Fund and the Adviser agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Fund or the Adviser, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Fund or the Adviser is or may be subject, by suit upon such judgment.

14.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or other similar electronic transmission (such as e-mail) shall be effective as delivery of a manually executed counterpart hereof.

If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Fund, the Adviser and the Dealer Manager.

Very truly yours,

ArrowMark Financial Corp.

By:	/s/ Dana Staggs
Name: Dana Staggs
Title: President

ARROWMARK ASSET MANAGEMENT, LLC

By:	/s/ Richard Grove
Name: Richard Grove
Title: Chief Compliance Officer

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

UBS SECURITIES LLC

By:	/s/ Saawan Pathange
Name: Saawan Pathange
Title: Managing Director

By:	/s/ Ari Derman
Name: Ari Derman
Title: Associate Director

Exhibit A

ARROWMARK FINANCIAL CORP.

2,604,156 Shares of Common Stock
Issuable Upon Exercise of Transferable Rights
to Subscribe for Such Shares

SELLING GROUP AGREEMENT

New York, New York
January 22, 2026

UBS Securities LLC

Eleven Madison Avenue

New York, NY 10010

Ladies and Gentlemen:

We understand that ArrowMark Financial Corp., a Delaware corporation (the “Fund”), proposes to issue to holders of record (the “Record Date Shareholders”) as of the close of business on the record date (the “Record Date”) set forth in the Fund’s Prospectus (as defined in the Dealer Manager Agreement (the “Dealer Manager Agreement”), dated January 22, 2026, among the Fund, ArrowMark Asset Management, LLC (the “Adviser”) and UBS Securities LLC as the dealer manager (the “Dealer Manager”)) transferable rights entitling such Record Date Shareholders to subscribe for up to 2,604,156 shares (each, a “Share” and, collectively, the “Shares”) of common stock, par value $0.001 per share (the “Common Shares”), of the Fund (the “Offer”). Pursuant to the terms of the Offer, the Fund is issuing each Record Date Shareholder one transferable right (each a “Right” and, collectively, the “Rights”) for each Common Share held by such Record Date Shareholder on the Record Date. Such Rights entitle their holders to acquire during the subscription period set forth in the Prospectus (the “Subscription Period”), at the price set forth in such Prospectus (the “Subscription Price”), one (1) Share for each three (3) Rights (except that any Record Date Shareholder who owns fewer than three (3) Common Shares as of the Record Date will be able to subscribe for one full Share pursuant to the primary subscription), on the terms and conditions set forth in such Prospectus. No fractional shares will be issued. Any Record Date Shareholder who fully exercises all Rights initially issued to such Record Date Shareholder (other than those Rights that cannot be exercised because they represent the right to acquire less than one Share) will be entitled to subscribe for, subject to allocation, additional Shares (the “Over-Subscription Privilege”) on the terms and conditions set forth in such Prospectus. The Rights are transferable and are admitted for trading on the NASDAQ under the symbol “BANXR.”

We further understand that the Fund has appointed UBS Securities LLC to act as the Dealer Manager in connection with the Offer and has authorized the Dealer Manager to form and manage a group of broker-dealers (each, a “Selling Group Member” and collectively, the “Selling Group”) to solicit the exercise of Rights and to sell Shares purchased by the Dealer Manager from the Fund through the exercise of Rights.

We hereby express our interest in participating in the Offer as a Selling Group Member.

We hereby agree with you as follows:

1.	We have received and reviewed the Prospectus relating to the Offer and we understand that additional copies of the Prospectus (or of the Prospectus as it may be subsequently supplemented or amended, if applicable) and any other solicitation materials authorized by the Fund relating to the Offer (“Offering Materials”) will be supplied to us in reasonable quantities upon our request therefor to you. We agree that we will not use any solicitation material other than the Prospectus (as supplemented or amended, if applicable) and such Offering Materials and we agree not to make any representation, oral or written, to any shareholders or prospective shareholders of the Fund that are not contained in the Prospectus, unless previously authorized to do so in writing by the Fund.

2.	From time to time during the Subscription Period commencing on January 22, 2026 and ending at 5:00 p.m., New York City time, on the Expiration Date (the term “Expiration Date” means February 18, 2026 unless and until the Fund shall, in its sole discretion, have extended the period for which the Offer is open, in which event the term “Expiration Date” with respect to the Offer will mean the latest time and date on which the Offer, as so extended by the Fund, will expire), we may solicit the exercise of Rights in connection with the Offer. We will be entitled to receive fees in the amounts and at the times described in Section 4 of this Selling Group Agreement with respect to Shares purchased pursuant to the exercise of Rights and with respect to which Equiniti Trust Company, LLC (the “Subscription Agent”) has received, no later than 5:00 p.m., New York City time, on the Expiration Date, either (i) a properly completed and executed Subscription Certificate identifying us as the broker-dealer having been instrumental in the exercise of such Rights, and full payment for such Shares, or (ii) a Notice of Guaranteed Delivery guaranteeing to the Subscription Agent by the close of business of the first business day after the Expiration Date a properly completed and duly executed Subscription Certificate, similarly identifying us, and full payment for such Shares. We understand that we will not be paid these fees with respect to Shares purchased pursuant to an exercise of Rights for our own account or for the account of any of our affiliates. We also understand and agree that we are not entitled to receive any fees in connection with the solicitation of the exercise of Rights other than pursuant to the terms of this Selling Group Agreement and, in particular, that we will not be entitled to receive any fees under the Fund’s Soliciting Dealer Agreement. We agree to solicit the exercise of Rights in accordance with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Investment Company Act of 1940, as amended, and the rules and regulations under each such Act, any applicable securities laws of any state or jurisdiction where such solicitations may be lawfully made, the applicable rules and regulations of any self-regulatory organization or registered national securities exchange and customary practice and subject to the terms of the Subscription Agent Agreement between the Fund and the Subscription Agent and the procedures described in the Fund’s registration statement on Form N-2 (File Nos. 333-281004 and 811-22853), allowing for delayed offerings pursuant to Rule 415 of the Securities Act Rules and Regulations, as amended (the “Registration Statement”). For the avoidance of doubt and without limiting the foregoing, we acknowledge and agree that the Dealer Manager has no responsibility for compliance by any person other than the Dealer Manager and its affiliated purchasers (“Affiliated Purchasers”), as that term is defined in Rule 100 of Regulation M (“Regulation M”) under the Exchange Act, with Regulation M, including with respect to all bids for, purchases of, or attempts to induce any person to bid for or purchase, including any solicitation of, the Rights or Shares.

3.	From time to time during the Subscription Period, we may indicate interest in purchasing Shares from the Dealer Manager. We understand that from time to time the Dealer Manager intends to offer Shares obtained or to be obtained by the Dealer Manager through the exercise of Rights to Selling Group Members who have so indicated interest at prices which shall be determined by the Dealer Manager (the “Offering Price”). We agree that, with respect to any such Shares purchased by us from the Dealer Manager, the sale of such Shares to us shall be irrevocable, and we will offer them to the public at the Offering Price at which we purchase them from the Dealer Manager. Shares not sold by us at such Offering Price may be offered by us after the next succeeding Offering Price is set at the latest Offering Price set by the Dealer Manager. The Dealer Manager agrees that, if requested by any Selling Group Member, and subject to applicable law, the Dealer Manager will set a new Offering Price prior to 4:00 p.m., New York City time, on any business day. We agree to advise the Dealer Manager from time to time upon request, prior to the termination of this Selling Group Agreement, of the number of Shares remaining unsold which were purchased by us from the Dealer Manager and, upon the Dealer Manager’s request, we will resell to the Dealer Manager any of such Shares remaining unsold at the purchase price thereof if in the Dealer Manager’s opinion such Shares are needed to make delivery against sales made to other Selling Group Members. Any shares purchased hereunder from the Dealer Manager shall be subject to regular way settlement through the facilities of The Depository Trust Company (“DTC”).

4.	We understand that you will remit to us on or before the tenth business day following the day the Fund issues Shares after the Expiration Date, following receipt by you from the Fund of the Dealer Manager Fee (as defined in the Dealer Manager Agreement), a fee (the “Selling Fee”) equal to 2.00% of the Subscription Price per Share for (A) each Share issued pursuant to the exercise of Rights or the Over-Subscription Privilege pursuant to each Subscription Certificate upon which we are designated, as certified to you by the Subscription Agent, as a result of our solicitation efforts in accordance with Section 2 and (B) each Share sold by the Dealer Manager to us in accordance with Section 3 less any Shares resold to the Dealer Manager in accordance with Section 3. We understand that with respect to each Share sold by the Dealer Manager to us in accordance with Section 3 less any Shares resold to the Dealer Manager in accordance with Section 3, such fee may from time to time vary from 2.00% of the Subscription Price per Share. Your only obligation with respect to payment of the Selling Fee to us is to remit to us amounts owing to us and actually received by you from the Fund. Except as aforesaid, you shall be under no liability to make any payments to us pursuant to this Selling Group Agreement. We also understand that the Fund and the Adviser have agreed to indemnify us pursuant to the terms set forth in the Dealer Manager Agreement.

5.	We agree that you, as Dealer Manager, have full authority to take such action as may seem advisable to you in respect of all matters pertaining to the Offer. You are authorized to approve on our behalf any amendments or supplements to the Registration Statement or the Prospectus.

6.	We represent that we are a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and, in making sales of Shares, agree to comply with all applicable rules of FINRA including, without limitation, FINRA Rules 2040, 5130 and 5141. We understand that no action has been taken by you or the Fund to permit the solicitation of the exercise of Rights or the sale of Shares in any jurisdiction (other than the United States) where action would be required for such purpose. We agree that we will not, without your approval in advance, buy, sell, deal or trade in, on a when-issued basis or otherwise, the Rights or the Shares or any other option to acquire or sell Shares for our own account or for the accounts of customers, except as provided in Sections 2 and 3 hereof and except that we may buy or sell Rights or Shares in brokerage transactions on unsolicited orders which have not resulted from activities on our part in connection with the solicitation of the exercise of Rights and which are executed by us in the ordinary course of our brokerage business. We will keep an accurate record of the names and addresses of all persons to whom we give copies of the Registration Statement, the Prospectus, any preliminary prospectus (or any amendment or supplement thereto) or any Offering Materials and, when furnished with any subsequent amendment to the Registration Statement and any subsequent prospectus, we will, upon your request, promptly forward copies thereof to such persons.

7.	We expressly disclaim any fiduciary or similar obligations to the Fund, either in connection with the transactions contemplated by the Dealer Manager Agreement or any matters leading up to such transactions, and understand that pursuant to the Dealer Manager Agreement the Fund has confirmed its understanding and agreement with respect to such disclaimer.

8.	Nothing contained in this Selling Group Agreement will constitute the Selling Group Members partners with the Dealer Manager or with one another or create any association between those parties, or will render the Dealer Manager or the Fund liable for the obligations of any Selling Group Member. The Dealer Manager will be under no liability to make any payment to any Selling Group Member other than as provided in Section 4 of this Selling Group Agreement, and will be subject to no other liabilities to any Selling Group Member, and no obligations of any sort will be implied. We agree to indemnify and hold harmless the Fund, the Adviser, you and each other Selling Group Member and each person, if any, who controls you and any such Selling Group Member within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against loss or liability caused by any breach by us of the terms of this Selling Group Agreement.

9.	We agree to pay any transfer taxes which may be assessed and paid on account of any sales or transfers for our account.

10.	All communications to you relating to the Offer will be addressed to: UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attn: Syndicate Group.

11.	This Selling Group Agreement will be governed by the internal laws of the State of New York.

A signed copy of this Selling Group Agreement will be promptly returned to the Selling Group Member at the address set forth below.

Very truly yours,

UBS SECURITIES LLC

By:
Name: Title:

By:
Name: Title:

PLEASE COMPLETE THE INFORMATION BELOW

Printed Firm Name	Address
Contact at Selling Group Member
Authorized Signature	Area Code and Telephone
Number
Name and Title	Facsimile Number
Dated:

Payment of the Selling Fee shall be wired to the following account:

Exhibit B

ARROWMARK FINANCIAL CORP.

2,604,156 Shares of Common Stock
Issuable Upon Exercise of Transferable Rights
to Subscribe for Such Shares

SOLICITING DEALER AGREEMENT

THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

February 18, 2026, UNLESS EXTENDED

New York, New York
January 22, 2026

To Securities Dealers and Brokers:

ArrowMark Financial Corp., a Delaware corporation (the “Fund”), is issuing to its shareholders of record (“Record Date Shareholders”) as of the close of business on January 22, 2026 (the “Record Date”) transferable rights (“Rights”) to subscribe for an aggregate of up to 2,604,156 common shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Shares”), of the Fund upon the terms and subject to the conditions set forth in the Fund’s Prospectus (the “Offer”). Each such Record Date Shareholder is being issued one (1) Right for each full Common Share owned on the Record Date. Such Rights entitle their holders to acquire during the Subscription Period (as hereinafter defined) at the Subscription Price (as hereinafter defined) one (1) Share for each three (3) Rights (except that any Record Date Shareholder who owns fewer than three (3) Common Shares as of the Record Date will be able to subscribe for one full Share pursuant to the primary subscription), on the terms and conditions set forth in such Prospectus. No fractional shares will be issued. Any Record Date Shareholder who fully exercises all Rights initially issued to such Record Date Shareholder (other than those Rights that cannot be exercised because they represent the right to acquire less than one Share) will be entitled to subscribe for, subject to allocation, additional Shares (the “Over-Subscription Privilege”) on the terms and conditions set forth in such Prospectus. The Rights are transferable and are admitted for trading on the NASDAQ under the symbol “BANXR.”

The Subscription Price will be determined based upon a formula equal to 92.5% of the average of the last reported sale price of a Common Share on NASDAQ on the date on which the Offer expires, as such date may be extended from time to time, and each of the four (4) preceding trading days (the “Formula Price”). If, however, the Formula Price is less than 90% of the net asset value (“NAV”) per Common Share at the close of trading on the NASDAQ on the date on which the Offer expires, as such date may be extended from time to time, then the Subscription Price will be 90% of the Fund’s NAV per Common Share at the close of trading on NASDAQ on the date on which the Offer expires. The Subscription Period will commence on January 22, 2026 and end at 5:00 p.m., New York City time on the Expiration Date (the term “Expiration Date” means February 18, 2026, unless and until the Fund shall, in its sole discretion, have extended the period for which the Offer is open, in which event the term “Expiration Date” with respect to the Offer will mean the latest time and date on which the Offer, as so extended by the Fund, will expire).

For the duration of the Offer, the Fund has authorized and directed the Dealer Manager (as hereinafter defined) to reallow, and the Dealer Manager has agreed to reallow, a fee to any qualified broker or dealer executing a Soliciting Dealer Agreement who solicits the exercise of Rights and the Over-Subscription Privilege in connection with the Offer and who complies with the procedures described below (a “Soliciting Dealer”). Upon timely delivery to Equiniti Trust Company, LLC, the Fund’s Subscription Agent for the Offer, of payment for Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and of properly completed and executed documentation as set forth in this Soliciting Dealer Agreement, a Soliciting Dealer will be entitled to receive a fee (the “Soliciting Fee”) equal to 0.50% of the Subscription Price per Share so purchased subject to a maximum fee based on the number of Common Shares held by such Soliciting Dealer through The Depository Trust Company (“DTC”) on the Record Date; provided, however, that no payment shall be due with respect to the issuance of any Shares until payment therefor is actually received. A qualified broker or dealer is a broker or dealer which is a member of a registered national securities exchange in the United States or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or any foreign broker or dealer not eligible for membership who is not making solicitations outside the United States, who is relying on Rule 15a-6 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be exempt from registration in the United States as a broker or dealer, and who agrees to conform to the Rules of FINRA, including, without limitation, FINRA Rules 2040, 5130 and 5141 thereof, in making solicitations in the United States to the same extent as if it were a member thereof.

The Fund has authorized and directed the Dealer Manager to pay, and the Dealer Manager has agreed to pay, the Soliciting Fees payable to the undersigned Soliciting Dealer, and the Fund and ArrowMark Asset Management, LLC (the “Adviser”) have agreed to indemnify such Soliciting Dealer on the terms set forth in the Dealer Manager Agreement (the “Dealer Manager Agreement”), dated January 22, 2026 among the Fund, the Adviser and UBS Securities LLC as the dealer manager (the “Dealer Manager”). Solicitation and other activities by Soliciting Dealers may be undertaken only in accordance with the applicable rules and regulations of the Securities and Exchange Commission and only in those states and other jurisdictions where such solicitations and other activities may lawfully be undertaken and in accordance with the laws thereof. Compensation will not be paid for solicitations in any state or other jurisdiction in which, in the opinion of counsel to the Fund or counsel to the Dealer Manager, such compensation may not lawfully be paid. No Soliciting Dealer shall be paid Soliciting Fees with respect to Shares purchased pursuant to an exercise of Rights and the Over-Subscription Privilege for its own account or for the account of any affiliate of the Soliciting Dealer. No Soliciting Dealer or any other person is authorized by the Fund or the Dealer Manager to give any information or make any representations in connection with the Offer other than those contained in the Prospectus and other authorized solicitation material furnished by the Fund through the Dealer Manager. No Soliciting Dealer is authorized to act as agent of the Fund or the Dealer Manager in any connection or transaction. In addition, nothing herein contained shall constitute the Soliciting Dealers partners with the Dealer Manager or with one another, or agents of the Dealer Manager or of the Fund, or create any association between such parties, or shall render the Dealer Manager or the Fund liable for the obligations of any Soliciting Dealer. The Dealer Manager shall be under no liability to make any payment to any Soliciting Dealer, and shall be subject to no other liabilities to any Soliciting Dealer, and no obligations of any sort shall be implied.

In order for a Soliciting Dealer to receive Soliciting Fees, the Subscription Agent must have received from such Soliciting Dealer no later than 5:00 p.m., New York City time, on the Expiration Date, either (i) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and full payment for such Shares or (ii) a Notice of Guaranteed Delivery guaranteeing delivery to the Subscription Agent by close of business on the first business day after the Expiration Date of (A) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and (B) full payment for such Shares. Soliciting Fees will only be paid after receipt by the Subscription Agent of a properly completed and duly executed Soliciting Dealer Agreement and a Subscription Certificate designating the Soliciting Dealer in the applicable portion hereof. In the case of a Notice of Guaranteed Delivery, Soliciting Fees will only be paid after delivery in accordance with such Notice of Guaranteed Delivery has been effected. Soliciting Fees will be paid by the Fund (through the Subscription Agent) to the Soliciting Dealer by wire transfer of same day funds to an account or accounts identified by the Soliciting Dealer below by the tenth business day following the day the Fund issues Shares after the Expiration Date.

All questions as to the form, validity and eligibility (including time of receipt) of this Soliciting Dealer Agreement will be determined by the Fund, in its sole discretion, which determination shall be final and binding. Unless waived, any irregularities in connection with a Soliciting Dealer Agreement or delivery thereof must be cured within such time as the Fund shall determine. None of the Fund, the Dealer Manager, the Subscription Agent, the Information Agent for the Offer or any other person will be under any duty to give notification of any defects or irregularities in any Soliciting Dealer Agreement or incur any liability for failure to give such notification.

The acceptance of Soliciting Fees from the Fund by the undersigned Soliciting Dealer shall constitute a representation by such Soliciting Dealer to the Fund that: (i) it has received and reviewed the Prospectus; (ii) in soliciting purchases of Shares pursuant to the exercise of the Rights and the Over-Subscription Privilege, it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the applicable rules and regulations thereunder, any applicable securities laws of any state or jurisdiction where such solicitations were made, and the applicable rules and regulations of any self-regulatory organization or registered national securities exchange; (iii) in soliciting purchases of Shares pursuant to the exercise of the Rights and the Over-Subscription Privilege, it has not published, circulated or used any soliciting materials other than the Prospectus and any other authorized solicitation material furnished by the Fund through the Dealer Manager and has not made any written representations concerning the Fund to any holders or prospective holders of Shares or Rights other than those contained in such materials or otherwise previously authorized in writing by the Fund or otherwise permitted by applicable law; (iv) it has not purported to act as agent of the Fund or the Dealer Manager in any connection or transaction relating to the Offer; (v) the information contained in this Soliciting Dealer Agreement is, to its best knowledge, true and complete; (vi) it is not affiliated with the Fund; (vii) it will not accept Soliciting Fees paid by the Fund pursuant to the terms hereof with respect to Shares purchased by the Soliciting Dealer pursuant to an exercise of Rights and the Over-Subscription Privilege for its own account or the account of any affiliates; (viii) it will not remit, directly or indirectly, any part of Soliciting Fees paid by the Fund pursuant to the terms hereof to any beneficial owner of Shares purchased pursuant to the Offer; and (ix) it has agreed to the amount of the Soliciting Fees and the terms and conditions set forth herein with respect to receiving such Soliciting Fees. For the avoidance of doubt and without limiting clause (ii) of the foregoing sentence, the undersigned Soliciting Dealer acknowledges and agrees that the undersigned Soliciting Dealer is solely responsible for compliance by it and its Affiliated Purchasers with Rule 101 of Regulation M under the Exchange Act, including with respect to all bids for, purchases of, or attempts to induce any person to bid for or purchase, including any solicitation of, the Rights or Shares, and that the Dealer Manager has no responsibility for ensuring that that the Soliciting Dealer’s solicitation activities comply with Regulation M. By returning a Soliciting Dealer Agreement and accepting Soliciting Fees, a Soliciting Dealer will be deemed to have agreed to indemnify the Fund, the Adviser and the Dealer Manager against losses, claims, damages and liabilities to which the Fund may become subject as a result of the breach of such Soliciting Dealer’s representations made herein and described above. In making the foregoing representations, Soliciting Dealers are reminded of the possible applicability of the anti-manipulation rules under the Exchange Act if they have bought, sold, dealt in or traded in any Shares for their own account since the commencement of the Offer. By returning a Soliciting Dealer Agreement, the Soliciting Dealer expressly disclaims any fiduciary or similar obligations to the Fund, either in connection with the transactions contemplated by the Dealer Manager Agreement or any matters leading up to such transactions, and understand that pursuant to the Dealer Manager Agreement the Fund has confirmed its understanding and agreement with respect to such disclaimer.

Upon expiration of the Offer, no Soliciting Fees will be payable to Soliciting Dealers with respect to Shares purchased thereafter.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Dealer Manager Agreement or, if not defined therein, in the Prospectus.

This Soliciting Dealer Agreement will be governed by the laws of the State of New York.

Please execute this Soliciting Dealer Agreement below accepting the terms and conditions hereof and confirming that you are a member firm of FINRA or a foreign broker or dealer not eligible for membership who is not making solicitations outside the United States, who is relying on Rule 15a-6 under the Exchange Act to be exempt from registration in the United States, and who has conformed to the Rules of FINRA, including, without limitation, FINRA Rules 2040, 5130 and 5141 thereof, in making solicitations of the type being undertaken pursuant to the Offer in the United States to the same extent as if you were a member thereof, and certifying that you have solicited the purchase of the Shares pursuant to exercise of the Rights and the Over-Subscription Privilege, all as described above, in accordance with the terms and conditions set forth in this Soliciting Dealer Agreement. Please forward two executed copies of this Soliciting Dealer Agreement to: UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attn: Syndicate Group.

A signed copy of this Soliciting Dealer Agreement will be promptly returned to the Soliciting Dealer at the address set forth below.

Very truly yours,

UBS SECURITIES LLC

By:
Name: Title:

By:
Name: Title:

PLEASE COMPLETE THE INFORMATION BELOW

Printed Firm Name	Address
Contact at Soliciting Dealer
Authorized Signature	Area Code and Telephone
Number
Name and Title	Facsimile Number
Dated:

Payment of the Soliciting Fee shall be wired to the following account:

Exhibit C

FORM OF OPINION OF TROUTMAN PEPPER LOCKE LLP REGARDING THE FUND

We have acted as counsel to ArrowMark Financial Corp., a Delaware corporation (the “Company”), in connection with the issuance by the Company to the holders of the Company’s shares of common stock, par value $0.001 per share (“Shares”) of subscription rights to subscribe for Shares (such rights, “Subscription Rights”), pursuant to the Dealer Management Agreement dated January [__], 2026 by and among the Company, ArrowMark Asset Management, LLC and UBS Securities LLC (the “Dealer Manager”) (the “DMA”). This opinion letter is furnished to you pursuant to the requirements set forth in Section 6(b)(i) of the DMA. Capitalized terms not defined herein shall have the meanings ascribed to them in the DMA.

In connection with the opinions hereinafter expressed, we have examined and relied upon original or copies, certified or otherwise identified to our satisfaction, of each of the following documents: (i) the Registration Statement (including any documents and agreements filed as exhibits thereto), (ii) the Prospectus; (iv) the DMA; (v) the Amended and Restated Certificate of Incorporation, as amended through the date hereof (the “Charter”); (vi) the Amended and Restated Bylaws of the Company, as amended through the date hereof (the “Bylaws”); (vii) certificates of the Company delivered pursuant to the DMA; (viii) a certificate of good standing of the Company from the Secretary of State of the State of Delaware; (ix) the certificate of the officers of the Company delivered pursuant to Section 6(d) of the DMA; (x) the Subscription Agent Agreement; (xi) the Information Agent Agreement (together with the DMA and the Subscription Agent Agreement, the “Transaction Agreements”); and (xii) such other documents as we have deemed necessary or appropriate in order to render the opinions set forth herein.

In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all signatories, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies. We are not aware of any facts which would lead us to conclude that any such signatures are not genuine, that any signatory lacked legal capacity or that any document submitted to us is not authentic and, if a copy, that it does not conform to the original. In addition, we have assumed that (i) the Dealer Manager is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) the Dealer Manager has the requisite power and authority and has taken the legal action necessary to enter into and perform all of its respective obligations thereunder and to consummate the transactions contemplated thereby; (iii) the DMA has been duly authorized, executed and delivered by the Dealer Manager; and (iv) there has been no oral modification of, or amendment or supplement to, any of the agreements, documents or instruments used by us to form the basis of the opinions expressed below.

As to certain factual matters, we have, with your consent, relied upon a certificate from the Company and the representations of the Company contained in the DMA. Our opinion in Paragraph 1 hereof is based solely on a good standing certificate issued by the Secretary of State of the State of Delaware, the Charter and the Bylaws. We have not reviewed the dockets or records of any courts.

Our opinions herein below expressed are subject to the following limitations:

i.	We have assumed that no fraud or dishonesty exists with respect to any matters relevant to the opinions herein below expressed. We have no reason to believe that the foregoing assumption is incorrect.

ii.	Our opinions are based upon the law in effect on the date hereof and the documentation and facts known to us on the date hereof. We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention.

iii.	The opinions set forth herein are limited to matters governed by the federal securities laws of the United States, the General Corporation Law of the State of Delaware (the “Delaware Act”), and the internal laws of the State of New York, without reference to choice of law provisions of the foregoing. No opinion is expressed with respect to (a) the laws of any other state or country or to the application of any such laws or (b) any state securities or “blue sky” laws, rules or regulations.

iv.	Our opinions are based on our consideration of only those statutes, rules, regulations, published guidance, and judicial decisions that, in our experience, are normally applicable to, or normally relevant in connection with, the transactions of the type contemplated by the DMA when undertaken by general business entities that are not engaged in regulated business activities, but without having made any special investigation as to the applicability of any specific law, rule or regulation.

v.	We express no opinion or views with respect to the financial statements, notes or supporting schedules thereto or financial information, including pro forma financial information included in or incorporated by reference into the Registration Statement or the Prospectus or any amendments or supplements thereto, and we have assumed that the documents incorporated by reference in the Registration Statement and the Prospectus included all financial statements and schedules and other financial information, including pro forma financial information, required by applicable rules and regulations to be included therein.

Based upon and subject to the foregoing and to the limitations and qualifications hereinafter expressed, we are of the following opinions:

1.	The Company is duly formed and is validly existing and in good standing under the Delaware Act.

2.	The Company has the requisite corporate power and authority under the Delaware Act to own, lease and operate its property and to conduct its business as described in the Registration Statement and the Prospectus and to execute and perform its obligations under the Transaction Agreements.

3.	The Company is registered with the Commission under the Investment Company Act as a non-diversified, closed-end management investment company and, to our knowledge, no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

4.	Each of the Fund Agreements and Transaction Agreements (collectively, the “Agreements”) has been duly executed and delivered by the Company.

5.	Each of the Agreements constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

6.	Each of the Agreements complies in all material respects with the applicable provisions of the Investment Company Act, Advisers Act, and the applicable rules, regulations, exemptions therefrom, and published guidance thereunder, provided, however, that with respect to the Custody Agreement, we have assumed that the Company’s Custodian meets the requirements of Section 17(f) of the Investment Company Act.

7.	The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Agreements, the issuance and sale by the Company of the Subscription Rights, and the exercise of the Subscription Rights for Shares, as contemplated by the Transaction Agreements, (i) will not contravene: (a) any provision of the laws of the State of New York, the Delaware Act or any federal law of the United States of America that in our experience is normally applicable to Delaware corporations in relation to transactions of the type contemplated by the Transaction Agreements, provided that we express no opinion as to federal, state or foreign securities or blue sky laws (other than the Investment Company Act); (b) any agreement or other instrument binding upon the Company that is filed or incorporated by reference as an exhibit to the Registration Statement; or (c) to our knowledge, any judgment, injunction, order or decree binding upon the Company, and (ii) will not cause the creation of any security interest or lien upon any of the property of the Company.

8.	No consent, approval, authorization, or order of, or qualification with, any governmental body, agency or, to our knowledge, court, under the internal laws of the State of New York, the Delaware Act or any federal law of the United States of America that in our experience is normally applicable to Delaware corporations in relation to transactions of the type contemplated by the Transaction Agreements is required for the performance by the Company of its obligations under the Agreements, except for: (a) the registration of the Subscription Rights and Shares, and of the offering of the Subscription Rights and Shares, under the Securities Act pursuant to the Registration Statement, under the Exchange Act, and under the Investment Company Act; (b) such as may be required under state or foreign securities or blue sky laws as to which we express no opinion and (c) such other approvals as have been obtained.

9.	The Shares have been duly authorized by all requisite corporate action on the part of the Company under the Delaware Act and, when issued and sold upon exercise of Subscription Rights and delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor in accordance with the subscription certificate therefor and at a price per share not less than the per share par value of the Shares, will be validly issued, fully paid and nonassessable and free and clear of any preemptive rights or any similar rights arising under the Delaware Act, the Charter, the Bylaws or any Agreement.

10.	The Subscription Rights have been duly authorized by all requisite corporate action on the part of the Company under the Delaware Act.

11.	The Company has authority to issue an 40,000,000 Shares, and such authorized Shares conform in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption “Description of Shares.”

12.	The 7,810,362 Shares shown by the Company’s share record books as being issued and outstanding immediately prior to the date hereof have been duly authorized by all requisite corporate action on the part of the Company under the Delaware Act and were validly issued, and are fully paid and nonassessable and were issued free and clear of any preemptive rights or any similar rights arising under the Charter, the Bylaws, the Delaware Act or any Agreement.

13.	The provisions of the Charter and the Bylaws do not violate the Investment Company Act and the applicable rules, regulations, exemptions therefrom, and published guidance thereunder.

14.	To our knowledge, the Agreements are in full force and effect and, to our knowledge, neither the Company nor any other party to any such agreement is in default thereunder, and to our knowledge, no event has occurred which with the passage of time or the giving of notice or both would constitute a default thereunder.

15.	To our knowledge, there are no (a) legal or governmental proceedings pending or threatened to which the Company is a party that are required to be described in the Registration Statement or the Prospectus and are not so described or (b) statutes, regulations, contracts or other documents that are required to be described in the Registration Statement and the Prospectus or to be filed as exhibits to the Registration Statement that are not described, filed or incorporated by reference as required.

16.	The statements in the Prospectus under the caption “Description of Securities” insofar as such statements purport to summarize certain provisions of the Charter, the Bylaws, the Delaware Act or the Investment Company Act fairly summarize such provisions in all material respects. The statements in the Prospectus under the captions “Terms of the Offer—U.S. Federal Income Tax Considerations” and “Material U.S. Federal Income Tax Matters,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, fairly and accurately summarize such provisions and legal conclusions in all material respects.

Our opinions are limited to the laws of the State of Delaware, the State of New York and the federal securities laws of the United States.

Any references to “our knowledge,” or words of similar import, shall mean the conscious awareness, as to the existence or absence of any facts that would contradict the opinions so expressed, of those partners and associates of this firm who have rendered substantive attention to the transaction to which this opinion relates.

We express no opinion whatsoever respecting any provision of the Agreements purporting to select or create New York governing law (other than New York law in reliance on New York General Obligations Law (the “NYGOL”) Section 5-1401 to the extent applicable), any jurisdiction (other than New York state court jurisdiction in reliance on NYGOL Section 5-1402 to the extent applicable) or any venue.

In rendering our opinion in paragraph 7(b) above, we have assumed, in the case of any agreement or other instrument not governed by the laws of the State of New York, that the applicable provisions of such governing law are the same as the laws of the State of New York.

We express no opinion as to any other matter other than as expressly set forth above and no other opinion is intended or should be inferred. We assume no obligation to advise of any changes in the foregoing subsequent to the delivery of this opinion letter.

The opinions and advice herein set forth are solely for your benefit in your capacity as Dealer Manager in connection with the execution of the DMA and may not be quoted or relied upon by any other person (including any person acquiring Rights or Shares from you), or used for any other purpose (in each case other than the successor in interest of the Dealer Manager by means of merger, consolidation, transfer of business or other similar transaction), without our prior written consent.

Exhibit D

FORM OF OPINION OF ADVISER COUNSEL REGARDING THE ADVISER

Ladies and Gentlemen:

I am General Counsel at ArrowMark Asset Management, LLC, a Delaware limited liability company (the “Adviser”), and am rendering my opinion in such capacity. I have represented the Adviser in connection with the offering by ArrowMark Financial Corp. (the “Fund”) of transferable rights (the “Rights”) to subscribe for up to 2,604,156 shares of common stock of the Fund, par value $0.001 (the “Shares”), pursuant to the Dealer Manager Agreement dated January 22, 2026 among you, the Adviser and the Fund (the “Dealer Manager Agreement”). This letter is given pursuant to Section 6(b)(ii) of the Dealer Manager Agreement. Except as otherwise indicated, capitalized terms used in this letter have the meanings given to them in the Dealer Manager Agreement.

In making such examination and rendering the opinions set forth below, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such documents. I have also assumed that each individual executing any of the Documents (hereinafter defined) on behalf of a party is duly authorized to do so, and that each of the parties executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms. I have further assumed that there has been no oral or written modification of or amendment to any of the Documents, by action or omission of the parties or otherwise.

As to matters of fact relating to my opinions, I have relied upon representations of the parties in the Documents, representations made by the Adviser, and representations, both oral and written, of officers and other representatives of the Adviser, and statements of public officials, and I have examined originals, or certified copies or copies otherwise identified to my satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”), without independent verification of the accuracy of such representations or of the information contained in the Documents:

1.	The Registration Statement and the Prospectus, in the forms in which they were transmitted to the Commission;

2.	The Certificate of Formation of the Adviser, as certified by the Secretary of State of the State of Delaware;

3.	The Limited Liability Company Agreement of the Adviser, as amended through the date hereof and currently in effect;

4.	A certificate of the Secretary of State of the State of Delaware as to the good standing of the Adviser, dated as of a recent date;

5.	An executed copy of the Dealer Manager Agreement;

6.	An executed copy of the Management Agreement between the Fund and the Adviser, dated February 12, 2020 (the “Management Agreement”);

7.	Certificates executed by officers of the Adviser, dated as of the date hereof; and

8.	Such other documents and matters as I have deemed necessary or appropriate to express the opinions set forth below, subject to the assumptions, limitations and qualifications stated herein.

When an opinion set forth below refers “to my knowledge,” and similar expressions as used herein, it is limited to the actual knowledge of myself in connection with the transactions contemplated by the Dealer Manager Agreement and, except as set forth herein, without any special or independent investigation undertaken for purposes of this opinion. Moreover, I have not searched the dockets of any court, administrative body, agency or other filing office in any jurisdiction.

Based on, and subject to, the foregoing, the assumptions, limitations and qualifications stated herein and such examination of law as I have deemed necessary, I am of the opinion that:

i.	The Adviser has been duly organized, is validly existing as a limited liability company in good standing under the laws of the State of Delaware, has the power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification.

ii.	The Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Management Agreement as an investment adviser to the Fund as contemplated by the Registration Statement and the Prospectus, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to my knowledge, threatened by the Commission.

iii.	Each of the Adviser Agreements has been duly authorized, executed and delivered by all requisite limited liability company action on the part of the Adviser. Each of the Adviser Agreements, other than the Dealer Manager Agreement, assuming the due authorization, execution and delivery by the other parties thereto, is a valid and binding agreement of the Adviser, enforceable against the Adviser in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws and subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors’ rights generally and by general equitable principles of general applicability. I do not express any opinion with respect to the effect on the opinions stated herein of (a) the compliance or noncompliance of any other party (other than the Fund and the Adviser) to any of the Adviser Agreements with any state, federal or other laws or regulations applicable to it or them or (b) the legal or regulatory status or the nature of the business of any such party (other than the Fund and the Adviser).

iv.	The execution and delivery by the Adviser of, and the performance by the Adviser of its obligations under, the Adviser Agreements will not conflict with any provision of the Limited Liability Company Agreement of the Adviser or, to my knowledge, constitute a breach or default under or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Adviser under any agreement or other instrument to which the Adviser is a party or any of its property or assets is subject, or, to my knowledge, result in a violation of any applicable law of the State of New York, the Delaware Limited Liability Company Act, the Investment Company Act, the Advisers Act or any judgment, order or decree applicable to the Adviser, except where such breach, default, lien, charge, encumbrance or violation does not or could not have a material adverse effect on the ability of the Adviser to perform its obligations under the Dealer Manager Agreement.

v.	No consent, approval, authorization, or license with any governmental authority under the Delaware Limited Liability Company Act or any law, rule or regulation under the State of New York or the United States of America, is required for the performance by the Adviser of its obligations under the Adviser Agreements, except such as have been obtained or such as to which the failure to obtain would have neither (a) a material adverse effect on the ability of the Adviser to perform its obligations under the Dealer Manager Agreement nor (b) an adverse effect on the consummation of the transactions contemplated by the Dealer Manager Agreement.

vi.	To my knowledge there are no legal or governmental proceedings pending or threatened to which the Adviser is a party or to which any of the properties of the Adviser is subject other than proceedings, if required to be disclosed therein, accurately described in all material respects in the Registration Statement and the Prospectus and proceedings that would not have an adverse effect on the power or ability of the Adviser to perform its obligations under the Dealer Manager Agreement or to consummate the transactions contemplated by the Prospectus.

I express no opinion with respect to the enforceability of waivers of rights or defenses or any indemnification or contribution provisions contained in any agreement or instrument.

I express no opinion herein as to any matters governed by any laws other than the laws of the State of Delaware, the State of New York and the federal laws of the United States of America; in each case, that, in my experience, are normally applicable to transactions of the type contemplated by the Dealer Manager Agreement by closed-end management investment companies registered under the Investment Company Act, other than the U.S. federal securities laws (except to the extent referred to in opinions (ii) and (iv) above), state securities laws or blue sky laws, antifraud, derivatives or commodities laws, rules or regulations and the rules and regulations of the Financial Industry Regulatory Authority, Inc., and without having made any special investigation as to the applicability of any specific law, rule or regulation. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, I have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein.

This opinion is based upon the law as in effect and the facts known to me on the date hereof. I have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to my attention.

This opinion is rendered solely to you in connection with the Dealer Manager Agreement. This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Rights or Shares from you) or furnished to any other person without my prior written consent in each instance (in each case other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Exhibit E

SALES MATERIALS

1.	Prospectus Wrapper

2.	Tombstone Ads, dated January 15, 2026, February 2, 2026 and February 12, 2026

E-1

Exhibit F

ISSUER FREE WRITING PROSPECTUSES

F-1

Schedule I

Subsidiaries of the Fund

●	Community Funding 2018, LLC

●	Marshall Holdings II, Limited

●	Marshall Holdings III, Limited